SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Huttig Building Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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555 Maryville University Dr.

Suite 240

St. Louis, Missouri 63141

March 19, 2007

Dear Huttig Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Huttig Building Products, Inc., to be held at 2:00 p.m., local time, on Monday, April 23, 2007 at The Westin Stamford Hotel, One First Stamford Place, Stamford, Connecticut.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. Our 2006 Annual Report accompanies this Proxy Statement.

It is important that your shares be represented at the meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed proxy card, or by using the Internet address or the toll-free telephone number on the proxy card.

Sincerely,

Jon P. Vrabely

President and Chief Executive Officer

Huttig Building Products, Inc.

555 Maryville University Dr.

Suite 240

St. Louis, Missouri 63141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2007

March 19, 2007

Huttig Building Products, Inc. will hold its 2007 Annual Meeting of Stockholders on Monday, April 23, 2007 at 2:00 p.m., local time, at The Westin Stamford Hotel, One First Stamford Place, Stamford, Connecticut, for the following purposes:

1.	To elect four directors to serve terms expiring in 2010;

2.	To approve the adoption of an amendment and restatement of our 2005 Executive Equity Incentive Plan to increase the number of shares of common stock reserved for issuance by 750,000 shares;

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

4.	To transact such other business as may properly come before the meeting and all adjournments and postponements thereof.

The Board of Directors has fixed February 23, 2007 as the record date for the purpose of determining stockholders entitled to notice of and to vote at the annual meeting and all adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for ten days prior to the meeting at our executive offices at 555 Maryville University Drive, Suite 240, St. Louis, Missouri 63141.

In order to assure a quorum, it is important that stockholders who do not expect to attend the meeting in person fill in, sign, date and return the enclosed proxy card in the accompanying envelope, or use the Internet address or toll-free telephone number set forth on the enclosed proxy card to vote their shares. Any stockholder attending the meeting may vote in person even if that stockholder has previously returned a proxy.

By Order of the Board of Directors,

David L. Fleisher

Corporate Secretary

HUTTIG BUILDING PRODUCTS, INC.

555 Maryville University Dr.

Suite 240

St. Louis, Missouri 63141

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 23, 2007

The Board of Directors of Huttig Building Products, Inc. (“Huttig” or the “Company”) is soliciting the enclosed proxy for use at the Annual Meeting of Stockholders to be held at The Westin Stamford Hotel, One First Stamford Place, Stamford, Connecticut, on Monday, April 23, 2007, at 2:00 p.m., local time, and at any adjournments or postponement thereof. The enclosed proxy, when properly executed and received by the Corporate Secretary prior to the meeting, and not revoked, will be voted in accordance with the directions thereon. If no directions are indicated on a proxy that is properly executed and received by the Corporate Secretary prior to the meeting, and not revoked, the proxy will be voted FOR each nominee for election as a director, FOR the proposal to approve the adoption of an amendment and restatement of our 2005 Executive Equity Incentive Plan, and FOR the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2007. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in accordance with the discretion of the person or persons holding such proxy.

The first date on which this Proxy Statement and the enclosed proxy card are being sent to the Company’s stockholders entitled to notice of and to vote at the Annual Meeting is on or about March 19, 2007.

How to Vote

Stockholders may vote by marking their proxy, dating and signing it and returning it to the Corporate Secretary in the enclosed envelope. As an alternative to using the written form of proxy, stockholders may also vote their proxy by using the toll-free number listed on the proxy card or by voting via the Internet. The telephone voting and Internet voting procedures are designed to authenticate votes cast by use of a Personal Identification Number. The procedures allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any stockholder of record interested in voting by telephone or the Internet are set forth on the enclosed proxy card. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. The availability of telephone or Internet voting will depend on that firm’s voting processes.

How to Revoke a Vote

Stockholders may revoke proxies at any time prior to the voting of the proxy by providing written notice to the Company, by submitting a new proxy or by voting in person at the meeting.

Special Voting Rules for Participants in Huttig’s 401(k) Plans

If you participate in the Huttig Building Products, Inc. Savings and Profit Sharing Plan, the Crane Co. Savings and Investment Plan or Crane Co.’s Unidynamics Employee Savings & Investment Plan (collectively, the “401(k) Plans”), you will receive one proxy for each 401(k) Plan with respect to all of your shares of Huttig stock registered in the same name. If your accounts are not registered in the same name, you will receive a separate proxy with respect to each registered name for which you have accounts. Shares of Huttig common stock held in each 401(k) Plan will be voted by The Prudential Investment Company of America, as trustee of each 401(k) Plan, as directed by Plan participants. Participants in the 401(k) Plans should indicate their voting instructions for each action to be taken under the Huttig proxy. All voting instructions from the 401(k) Plans’ participants will be kept confidential. If a participant fails to sign or to return the enclosed proxy/voting instruction card, the Huttig shares allocated to such participant will be voted in accordance with the pro rata vote of the participants in the applicable 401(k) Plan who did provide instructions.

Outstanding Shares and Required Votes

As of the close of business on February 23, 2007, the record date for determining stockholders entitled to vote at the annual meeting, the Company had issued and outstanding 20,593,975 shares of common stock, par value $0.01 per share. Each share of common stock is entitled to one vote on each matter to be voted on at the meeting. The presence in person or by proxy at the meeting of stockholders entitled to cast at least a majority of the votes that all holders of shares of common stock are entitled to cast will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as present or represented for purposes of determining whether a quorum is present at the meeting. A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have the authority to do so. Shares represented by proxies that are marked “withhold” with respect to the election of one or more directors will be counted as present in determining whether there is a quorum.

Directors will be elected by a plurality of the votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Votes may be cast in favor of a director nominee or withheld, and the four persons receiving the highest number of favorable votes will be elected as directors of the Company. Abstentions and broker non-votes will not affect the outcome of the election of directors.

A majority of shares entitled to vote and present in person or by proxy at the meeting must be voted in favor of the proposal to approve the adoption of an amendment and restatement of our 2005 Executive Equity Incentive Plan and in favor of the ratification of KPMG LLP as the Company’s independent registered accounting firm for the year ending December 31, 2007 in order for those proposals to be approved. In addition, approval of the adoption of an amendment and restatement of our 2005 Executive Equity Incentive Plan requires that the total number of votes cast constitute a majority of the votes entitled to be cast at the meeting. Abstentions and broker non-votes will have the practical effect of voting against these proposals.

ITEM 1—ELECTION OF DIRECTORS

The Board of Directors of the Company consists of eleven members divided into three classes with each director elected to serve for a three-year term. There are four directors with terms expiring in 2007, three directors with terms expiring in 2008 and four directors with terms expiring in 2009. At the 2007 annual meeting, four directors will be elected to hold office until the 2010 annual meeting. If it is properly executed and received by the Corporate Secretary prior to the meeting, and not revoked, the enclosed proxy will be voted for election of the E. Thayer Bigelow, Richard S. Forté, Donald L. Glass and Jon P. Vrabely, unless a stockholder indicates that a vote should be withheld with respect to one or more of such nominees. The election of all four nominees has been proposed by the Nominating and Governance Committee and recommended by the Board of Directors. Each of the nominees has consented to being named in this Proxy Statement and has indicated his willingness to serve if elected. If any nominee shall, prior to the meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for such nominee, if any, as may be recommended by the Board of Directors.

The Board unanimously recommends a vote “FOR” the election of Messrs. Bigelow, Forté, Glass and Vrabely as directors for terms expiring in 2010.

Please review the following information regarding Messrs. Bigelow, Forté, Glass and Vrabely and the other directors continuing in office.

Director Nominees for Election at the 2007 Annual Meeting

E. THAYER BIGELOW

Age 65; Director since October 1999. Managing Director of Bigelow Media, LLC (investment in media and entertainment companies) since September 2000. Other directorships: Crane Co., Lord Abbett & Co. Mutual Funds (42 funds).

RICHARD S. FORTÉ

Age 62; Director since October 1999. Retired. Chairman of Forté Cashmere Company LLC (importer and manufacturer) from January 2002 to March 2004. President of Dawson Forté Cashmere Company (importer) from January 1997 to December 2001. Other directorships: Crane Co.

DONALD L. GLASS

Age 58; Director since September 2004. Retired. President and Chief Executive Officer of The Timber Company (timber producer) from December 1997 to October 2001. Executive Vice President of Georgia-Pacific Corporation (building products manufacturer) from January 1996 to October 2001.

JON P. VRABELY

Age 42; Director since January 2007. President and Chief Executive Officer since January 2007. Vice President, Chief Operating Officer from November 2005 through December 2006. Vice President of Operations from December 2004 to November 2005. Vice President, Product Management from September 2003 to December 2004. Vice President of the Company’s Builder Resource operations from October 2002 until those operations were divested in February 2005. Director and Senior General Manager of the Builder Resource operations from January 2001 through October 2002.

Continuing Directors:

Directors Whose Terms Expire in 2008

R. S. EVANS

Age 62; Director since 1972. Chairman of the Board of Directors of the Company. Chairman of Crane Co. (diversified manufacturer of engineered industrial products) since 1984, Chief Executive Officer of Crane Co. from 1984 through April 2001. Other directorships: Crane Co., HBD Industries, Inc.

J. KEITH MATHENEY

Age 58; Director since May 2004. Managing member of Matheney and Matheney, CPAs PLLC (accounting and tax consulting) since June 2004. Executive Vice President of Louisiana Pacific Corporation (manufacturer of forest products) from April 2002 to September 2003 and Vice President from February 1997 to April 2002. Other directorships: Pope & Talbot, Inc.

STEVEN A. WISE

Age 46; Director since April 2005; Executive Vice President, Ready-Mix and Aggregates for CEMEX S.A.B. de C.V.’s (cement and building materials producer) U.S. operations since 2003. Vice President and General Manager of Texas Ready-Mix and Aggregates for CEMEX’s U.S. operations from 1998 to 2003.

Directors Whose Terms Expire in 2009

DORSEY R. GARDNER

Age 64; Director since October 1999. President of Kelso Management Company, Inc. (investment management) from July 1980 to present. Other directorships: Crane Co., Thomas Group, Inc.

PHILIPPE J. GASTONE

Age 52; Director since June 2005. Senior Vice President of Corporate Business Development for Europe & the Americas of CEMEX S.A.B. de C.V. (cement and building materials producer) since September 2000. Other directorships: Ceragenix Pharmaceuticals, Inc.

MICHAEL A. LUPO

Age 74; Director since December 2002. Strategic Advisor since January 2007. President and Chief Executive Officer from April 2003 through December 2006. Chairman and Chief Executive Officer of MEDX, Inc. (supplier of cameras, parts and service used in nuclear medicine) from February 1999 to March 2003.

DELBERT H. TANNER

Age 55; Director since January 2001. Chief Executive Officer of Anderson Group, Inc. (manufacturer of welding equipment and industrial fans) since June 2005. President and Chief Executive Officer of RMC Industries Corporation (ready-mix concrete and building materials producer) from June 2002 to May 2005. Chief Operating Officer and Executive Vice President from February 2002 to June 2002, and Senior Vice President from July 1998 to February 2002 of RMC Industries Corporation.

Pursuant to a Registration Rights Agreement entered into by the Company and The Rugby Group Limited in 1999, so long as the Company common stock owned by Rugby and received in the 1999 sale of Rugby’s U.S. building products business to the Company constitutes at least 30%, 20% and 10% of the Company’s outstanding common stock, Rugby is entitled to designate for nomination by the Board of Directors three, two or one director(s), respectively. If shares of common stock beneficially owned by Rugby and its affiliates in the aggregate at any time would constitute less than 30% of the Company’s outstanding stock solely as a result of Rugby’s sale of shares to the Company in August 2001, Rugby will continue to have the right to nominate three directors so long as the common stock received in the December 1999 transaction and held by Rugby and its affiliates in the aggregate constitutes at least Rugby’s new ownership percentage after giving effect to the Company’s repurchase of these shares, as this percentage may increase from time to time as a result of the Company’s repurchase of common stock. So long as the Company common stock owned by Rugby and received in the 1999 transaction constitutes 10% or more of the Company’s outstanding common stock, Rugby is required to be present at all meetings of the Company’s stockholders and to vote its shares in favor of the Board’s nominees for election to the Board of Directors. The Crane Fund, one of the Company’s principal stockholders at the time, also agreed with Rugby that, so long as the Company common stock owned by Rugby and received in the 1999 transaction constitutes 10% or more of the Company’s outstanding common stock, the Crane Fund would be present at all meetings of the Company’s stockholders and vote its shares of common stock for the nominees designated by Rugby as provided in the Registration Rights Agreement.

Based on information as of February 28, 2007, Rugby beneficially owned 28.0% of the Company’s common stock. Rugby is an indirect subsidiary of CEMEX S.A.B. de C.V. Messrs. Gastone, Glass and Wise are Rugby’s current designees on the Board of Directors. Mr. Glass’s term expires in 2007 and he is nominated for election as a director for a term expiring in 2010. See “Certain Relationships and Related Transactions” in this Proxy Statement.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

As of the date of this Proxy Statement, the Board of Directors has eleven directors. During 2006, the Board of Directors had ten directors. On January 30, 2007, the size of the Board of Directors was increased from ten directors to eleven directors with the election to the Board of Mr. Jon P. Vrabely, the Company’s new President and Chief Executive Officer.

During 2006, the Board of Directors held eleven meetings. During 2006, all directors attended at least 75% of the Board meetings and meetings of the committees on which they served, except for Mr. Gastone. The Company’s directors are encouraged to attend the Annual Meeting of Stockholders. All of our directors who held office at the time attended the 2006 Annual Meeting, except for Mr. Gastone, who was unable to attend the meeting.

Director Independence

The Board of Directors has affirmatively determined that each of the non-employee directors—Messrs. Bigelow, Evans, Forté, Gardner, Gastone, Glass, Matheney, Tanner and Wise—is independent in accordance with the standards established by the New York Stock Exchange and that none of such directors has a material relationship with the Company. In reaching its determination, the Board considered the status of Messrs. Gastone, Glass and Wise as designees of The Rugby Group Limited, the Company’s principal stockholder. The Board considered the NYSE’s view that ownership of even a significant amount of stock, by itself, does not bar an independence finding. The Board determined that because none of Messrs. Gastone, Glass or Wise is an executive officer or director of CEMEX S.A.B. de C.V., which indirectly owns 100% of the outstanding capital stock of Rugby, and, therefore, none has a beneficial interest in the Company shares owned by Rugby, each such director’s status as a designee of Rugby Group is not a relationship that precludes him from exercising independent judgment in carrying out his responsibilities. Mr. Lupo and Mr. Vrabely do not meet the independence standards because they are employees of the Company.

The Board of Directors has also affirmatively determined that:

•

each member of the Audit Committee qualifies as “independent” under the provisions of Section 10A of the Securities Exchange Act of 1934 and the rules of the SEC promulgated thereunder, as well as the NYSE’s independence rules relating to audit committees;

•	each member of the Management Organization and Compensation Committee meets the independence requirements of the NYSE’s corporate governance listing standards; and

•	each member of the Nominating and Governance Committee meets the independence requirements of the NYSE’s corporate governance listing standards.

Corporate Governance

The Company has adopted Corporate Governance Guidelines. The Company has also adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on the Company’s website at www.huttig.com. Copies are also available in print at no charge upon request to the Company addressed to the Office of the Corporate Secretary at 555 Maryville University Dr., Suite 240, St. Louis, MO 63141.

In accordance with our Corporate Governance Guidelines, non-management directors regularly hold executive sessions without management present. During 2006, five of the Board meetings included executive sessions from which management was excused. Mr. R. S. Evans, Chairman of the Board, presided at those executive sessions.

Board Committees

The Board of Directors has four standing committees: (1) Executive, (2) Audit, (3) Management Organization and Compensation, and (4) Nominating and Governance. The Executive Committee meets when a quorum of the full Board of Directors cannot be readily obtained. Each of the other committees operates under a written charter adopted by the Board of Directors. All of the committee charters are available on the Company’s website at www.huttig.com. Copies are also available in print upon request to the Company addressed to the Office of the Corporate Secretary at 555 Maryville University Dr., Suite 240, St. Louis, MO 63141.

The memberships of Board committees as of the date of this Proxy Statement are as follows:

Executive Committee	Audit Committee	Management Organization and Compensation Committee	Nominating and Governance Committee
Jon P. Vrabely (Chairman) R. S. Evans Michael A. Lupo Delbert H. Tanner	Dorsey R. Gardner (Chairman) E. Thayer Bigelow Richard S. Forté J. Keith Matheney	E. Thayer Bigelow (Chairman) Dorsey R. Gardner Donald L. Glass Delbert H. Tanner	R. S. Evans (Chairman) E. Thayer Bigelow Richard S. Forté Donald L. Glass

Audit Committee

The Audit Committee assists the Board in fulfilling the Board’s oversight responsibility with respect to the integrity of the Company’s financial statements, the qualification and independence of the Company’s independent auditors, the performance of the Company’s internal audit function and its internal auditors and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the authority to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee meets periodically with representatives from the Company’s internal auditors and independent auditors separate from management. The Audit Committee also is responsible for reviewing compliance with the Company’s Code of Business Conduct and Ethics policy, and for administering and enforcing the Company’s accounting and auditing compliance procedures adopted in accordance with Section 301 of the Sarbanes-Oxley Act of 2002.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement confirming the absence of any relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent auditors any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors’ independence. The Audit Committee also received a report on the quality control procedures of the independent auditors as well as the most recent peer review conducted under guidelines of the American Institute of Certified Public Accountants. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing, and results of the internal audit examinations. The Audit Committee reviewed with the independent auditors and the internal auditors their audit plan and audit scope and the independent auditors’ examination of the financial statements.

The Board of Directors has determined that each member of the Audit Committee meets the financial literacy and expertise requirements of the NYSE. Although no one member of the Audit Committee appears to meet all of the requirements of an “audit committee financial expert” as defined in regulations of the SEC under the Sarbanes-Oxley Act of 2002, the Board of Directors believes that each member of the Committee has the requisite level of financial literacy and financial sophistication to carry out his duties and responsibilities as a member of the Committee. During 2006, the Audit Committee held nine meetings.

The report of the Audit Committee is included under “Report of the Audit Committee” in this Proxy Statement.

Management Organization and Compensation Committee

The Management Organization and Compensation Committee oversees the Company’s compensation plans and practices, including its executive compensation plans and director compensation plans, reviews and evaluates the performance of the Chief Executive Officer, reviews with the Chief Executive Officer his evaluation of the performance of other members of senior management, administers the Company’s stock option, restricted stock and other stock-based compensation plans and programs, reviews management development and succession planning policies and produces the annual report on executive compensation for inclusion in the Company’s annual proxy statement. During 2006, the Management Organization and Compensation Committee held seven meetings.

The report of the Management Organization and Compensation Committee on executive compensation is included under “Report on Executive Compensation by the Management Organization and Compensation Committee of the Company” in this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee’s duties include assisting the Board by identifying individuals qualified to become members of the Board, recommending to the Board the director nominees for election at the next Annual Meeting of Stockholders, advising the Board with respect to Board composition and procedures, advising the Board with respect to corporate governance principals and overseeing the evaluation of the Board. During 2006, the Nominating and Governance Committees held three meetings.

Director Qualifications and Nominating Procedures

The Company’s Corporate Governance Guidelines provide that the Board should generally have from seven to eleven directors, a substantial majority of whom must qualify as independent directors under the listing standards of the NYSE. The Corporate Governance Guidelines provide that a director who serves as the Company’s Chief Executive Officer should not serve on more than two public company boards in addition to the Board, other directors should not sit on more than four public company boards in addition to the Board and members of the Audit Committee should not serve on more than two other public company audit committees.

The Nominating and Governance Committee seeks to identify and recruit the best available director candidates to sustain and enhance the composition of the Board with the appropriate balance of knowledge, experience, skills, expertise and diversity. Characteristics required for service on the Company’s Board include integrity, an understanding of the workings of large business organizations such as the Company, senior level executive experience, the ability to make independent, analytical judgments, the ability to be an effective communicator, and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board. To assist it in identifying potential director candidates, the Nominating and Governance Committee has the authority to retain a search firm, at the Company’s expense. The Nominating and Governance Committee will consider potential director candidates proposed by other members of the Board, by management or by stockholders.

To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing to the Company addressed to the Office of the Corporate Secretary at 555 Maryville University Dr., Suite 240, St. Louis, MO 63141 and must supply the following information:

•	The candidate’s name, age and business and residence address;

•	The candidate’s detailed resume;

•	A description of any arrangements or understandings between the stockholder and the candidate;

•	A signed confirmation of the candidate’s willingness to serve on the Board; and

•	The stockholder’s name, number of Company shares owned and the length of time of ownership.

Stockholders may submit potential director candidates at any time pursuant to these procedures. The Nominating and Governance Committee will consider such candidates in connection with annual elections of directors or the filling of any director vacancies. Any stockholder nominations for the 2008 Annual Meeting, together with the information described above, must be submitted in accordance with the procedures described under “Miscellaneous—Next Annual Meeting; Stockholder Proposals” in this Proxy Statement.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any Chairman of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Company “c/o Corporate Secretary” at 555 Maryville University Dr., Suite 240, St. Louis, Missouri 63141. To communicate with any of our directors electronically, stockholders should use the following e-mail address: corporatesecretary@huttig.com.

The office of the Corporate Secretary will open all communications received as set forth in the preceding paragraph for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or email is addressed.

Compensation of Directors

Shown below is information concerning the compensation for service as a director for each member of our Board of Directors for the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Comp.	Changes in Pension Value and Nonqual. Deferred Comp. Earnings	All Other	Total
R. S. Evans	$100,000	—	—	—	—	—	$100,000
E. Thayer Bigelow	$99,500	$25,010	—	—	—	—	$124,510
Richard S. Forté	$80,500	$25,010	—	—	—	—	$105,510
Dorsey R. Gardner	$95,000	$25,010	—	—	—	—	$120,010
Philippe J. Gastone (3)	$41,000	$25,010	—	—	—	—	$66,010
Donald L. Glass	$67,000	$25,010	—	—	—	—	$92,010
Michael A. Lupo (4)	—	—	—	—	—	—	—
J. Keith Matheney	$82,500	$25,010	—	—	—	—	$107,510
Delbert H. Tanner	$69,000	$25,010	—	—	—	—	$94,010
Steven A. Wise (3)	$45,000	$25,010	—	—	—	—	$70,010

(1)	The Chairman of the Board of Directors, Mr. R.S. Evans, receives a cash retainer fee of $100,000 per year. Mr. Evans receives no other compensation for his service on the Board and its Committees. Non-employee directors, other than Mr. Evans, receive the following compensation: $25,000 annual Board retainer; $10,000 annual retainer for chairman of the Audit Committee; $1,500 annual retainer for other Audit Committee members; $3,000 annual retainer for chairman of the Management Organization and Compensation Committee; $2,000 annual retainer for Executive Committee members; and $2,000 for each Board meeting and Committee meeting attended.
(2)	Amounts represent the amount recognized for financial statement reporting purposes for 2006 in accordance with the provisions of Statement of Financial Accounting Standards No. 123R—Share Based Payments (“FAS 123R”) for restricted stock units (“RSUs”) for shares of Company common stock. For a discussion of the assumptions made in the valuation of stock awards and option awards, see Footnote 9 of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Beginning in 2006, non-employee directors, other than Mr. Evans, are awarded, on the date of the Annual Meeting of Stockholders, an annual grant of RSUs having a value of approximately $15,000 on the date of grant. The RSUs vest in full on the date of the next Annual Meeting of Stockholders or upon a change of control of the Company. The shares of stock represented by vested RSUs are delivered to the director upon cessation of his service on the Board. Each non-employee director, other than Mr. Evans, received a grant of 1,728 RSUs on April 24, 2006, which vest on April 23, 2007, the date of the 2007 Annual Meeting of Stockholders with a grant date fair value computed in accordance with FAS 123R of $15,008. In addition, to put the non-employee directors in a comparable position as if RSUs had been granted on the date of the 2005 Annual Meeting of Stockholders, each non-employee director, other than Mr. Evans, received a grant of 1,710 RSUs on January 23, 2006, which vested on April 24, 2006, the date of the 2006 Annual Meeting of Stockholders, with a grant date fair value computed in accordance with FAS 123R of $15,005.

(3)	Mr. Gastone and Mr. Wise have agreed with Rugby Group to transfer to Rugby Group all cash compensation payable to them for their services as directors of the Company.
(4)	See the Summary Compensation Table in this Proxy Statement for compensation disclosure related to Michael A. Lupo, who served as the Company’s President and Chief Executive Officer during 2006. Directors who are also employees of the Company receive no additional compensation for serving on the Board.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2006 audited by KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with KPMG LLP its independence. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission.

Other than Mr. Matheney, who is a practicing certified public accountant, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The members of the Audit Committee are not, and do not represent themselves to be performing the functions of auditors or accountants. Members of the Audit Committee may rely without independent verification on the information provided to them and on representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”

This report is not to be deemed “soliciting material” or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that this report be treated as “soliciting material” or specifically incorporates it by reference into a document filed with the Securities and Exchange Commission.

Submitted by:

The Audit Committee of the Board of Directors of Huttig Building Products, Inc.

Dorsey R. Gardner—Chairman

E. Thayer Bigelow

Richard S. Forté

J. Keith Matheney

REPORT ON EXECUTIVE COMPENSATION BY THE MANAGEMENT ORGANIZATION AND COMPENSATION COMMITTEE OF THE COMPANY

The Management Organization and Compensation Committee (the “Committee”) has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and its discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis section of this Proxy Statement be included in the Company’s Proxy Statement on Schedule 14A for the Company’s 2007 Annual Meeting of Stockholders filed with the SEC.

Submitted by:

The Management Organization and Compensation Committee of the Board of Directors of Huttig Building Products, Inc.

E. Thayer Bigelow—Chairman

Dorsey R. Gardner

Donald L. Glass

Delbert H. Tanner

EXECUTIVE OFFICERS

Huttig’s executive officers as of March 19, 2007 and their respective ages and positions are set forth below:

Name	Age	Position
Jon P. Vrabely	42	President and Chief Executive Officer
Richard A. Baltz	40	Vice President, Internal Audit
David L. Fleisher	45	Vice President, Chief Financial Officer and Secretary
Gregory W. Gurley	52	Vice President, Product Management and Marketing
Brian D. Robinson	45	Vice President, Chief Information Officer
Darlene K. Schroeder	49	Vice President, Human Resources

Set forth below are the positions held with the company and the principal occupations and employment during the past five years of Huttig’s executive officers.

Jon P. Vrabely was promoted to President and Chief Executive Officer in January 2007. He was also appointed to the Board of Directors in January 2007. He served as Vice President, Chief Operating Officer from November 2005 to January 2007, as Vice President of Operations from December 2004 to November 2005 and as Vice President, Product Management from September 2003 to December 2004. Mr. Vrabely also served as Vice President of the Company’s Builder Resource operations from October 2002 until those operations were divested in February 2005. From January 2001 to October 2002, Mr. Vrabely served as Director and Senior General Manager of the Builder Resource operations.

Richard A. Baltz was named Vice President, Internal Audit in April 2004. Mr. Baltz served as Huttig’s Director of Internal Audit from July 2003 to April 2004. Before joining Huttig, from May 2001 to July 2003, Mr. Baltz was employed as Director, Management Assurance Services with KPMG LLP, an independent public accounting firm, where he performed outsourced internal audit and risk assessment services.

David L. Fleisher was named Vice President, Chief Financial Officer and Secretary in May 2005 and assumed General Counsel responsibilities at that time. Before joining Huttig, Mr. Fleisher served as General Counsel and Secretary of MEMC Electronic Materials, Inc., a silicon wafer manufacturer, from October 2001 to May 2005, and also as a Vice President of MEMC from July 2002 to May 2005.

Gregory W. Gurley was named Vice President, Product Management and Marketing in January 2007. Prior to joining Huttig, Mr. Gurley served as the Vice President of Residential New Business Development with Therma-Tru Corp., a manufacturer of entry and patio door systems, from May 2006 until December 2006, as Vice President and General Manager of Wholesale Distribution Business with Therma-Tru from May 2004 until May 2006 and as National Sales Manager – Residential (North America) with Therma-Tru from June 2001 until May 2004.

Brian D. Robinson was named Vice President, Chief Information Officer in July 2006. Prior to joining Huttig, Mr. Robinson was the owner and operator of BDR Holdings, Inc., a residential and commercial painting business serving Atlanta, Georgia, from September 2005 to July 2006. From February 2001 to June 2005, Mr. Robinson was Vice President, Chief Information Officer, North America for RMC Industries, Inc., a producer of ready-mix concrete and building materials.

Darlene K. Schroeder was named Vice President, Human Resources in February 2005. From July 2004 to February 2005, she held the position of Human Resources Director for Huttig. Ms. Schroeder joined the Company in May 2003 as Director of Training and Employee Development. Before joining the Company, from August 2000 to November 2002, Ms. Schroeder was a manager with BearingPoint, Inc., a management consulting, systems integration, and managed services company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY DIRECTORS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned, directly or indirectly, by the Company’s directors, the executive officers named in the Summary Compensation Table and all of the Company’s directors and executive officers as a group, as of February 28, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the Company’s securities. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them.

	Unrestricted Shares Owned(1)		Shares in Company 401(k)/Stock Purchase Plan	Restricted Shares/ Restricted Stock Units(2)	Shares Underlying Exercisable Options(3)	Total Shares Beneficially Owned(4)		Percent of Shares Outstanding
Non-Employee Directors:
R. S. Evans	457,518	(5)	—	—	100,000	557,518		2.7%
E. Thayer Bigelow	8,593		—	3,438	20,000	32,031		*
Richard S. Forté	8,902		—	3,438	20,000	32,340		*
Dorsey R. Gardner	4,987		—	3,438	20,000	28,425		*
Philippe J. Gastone	—		—	3,438	—	3,438		*
Donald L. Glass	—		—	3,438	—	3,438		*
J. Keith Matheney	—		—	3,438	—	3,438		*
Delbert H. Tanner	10,000		—	3,438	—	3,438		*
Steven A. Wise	—		—	3,438	—	3,438		*
Named Executive Officers:
Michael A. Lupo	2,000		4,021	37,458	500,000	543,479	(6)	2.6%
David L. Fleisher	18,333		445	36,667	—	55,445	(7)	*
Brian D. Robinson	—		51	—	—	51		*
Darlene K. Schroeder	5,001		2,311	9,999	7,500	24,811		*
Jon P. Vrabely	45,000		6,408	115,000	10,000	176,408	(8)	*
Hank J. Krey(9)	3,000		2,201	—	21,250	26,451		*
Directors and executive officers as a group (16 persons)	563,668		16,314	233,293	687,500	1,500,776		7.1%

*	Represents holdings of less than 1%.
(1)	Includes previously restricted shares, the restrictions on which have lapsed. Attached to each share of common stock is a preferred share purchase right to acquire one one-hundredth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $.01 per share, which preferred share purchase rights are not currently exercisable.
(2)	Includes restricted stock units issued under the Company’s stock plans to non-employee directors and restricted shares issued under the Company’s stock plans to executive officers that have not vested as of February 28, 2007.
(3)	Includes shares underlying options granted under the Company’s stock plans which are exercisable within 60 days of February 28, 2007, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(4)	Attached to each share of common stock is a preferred share purchase right to acquire one one-hundredth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $.01 per share, which preferred share purchase rights are not currently exercisable.
(5)	Does not include 107 shares owned by Mr. Evans’ spouse, the beneficial ownership of which is expressly disclaimed by Mr. Evans.
(6)	Excludes 5,954.37 phantom shares invested in the Huttig Stock Fund under the Company’s Deferred Compensation Plan, calculated as of February 28, 2007.
(7)	Excludes 337.28 phantom shares invested in the Huttig Stock Fund under the Company’s Deferred Compensation Plan, calculated as of February 28, 2007.
(8)	Excludes 55.65 phantom shares invested in the Huttig Stock Fund under the Company’s Deferred Compensation Plan, calculated as of February 28, 2007.
(9)	Effective March 30, 2006, Mr. Krey resigned his employment as the Company’s Vice President—Chief Information Officer and entered into a resignation agreement with the Company. See “Potential Payments Upon Termination or Change in Control—Resignation Agreement with Mr. Krey” in this Proxy Statement.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth the ownership of common stock by each person known by the Company to beneficially own more than 5% of the common stock based on the number of shares of common stock outstanding as of February 28, 2007. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and dispositive power with respect to all shares of common stock shown to be beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
CEMEX S.A.B. de C.V.	5,755,940	(2)	28.0%
RMC House Coldharbour Lane Thorpe, Egham, Surrey TW20 8TD United Kingdom

Wellington Management Company, LLP	2,006,600	(3)	9.7%
75 State Street
Boston, MA 02109

Paradigm Capital Management, Inc.	1,232,326	(4)	6.0%
Nine Elk Street
Albany, NY 12207

Discovery Group I, LLC,	1,053,600	(5)	5.1%
Daniel J. Donoghue, and Michael R. Murphy
191 North Wacker Drive
Suite 1685
Chicago, IL 60606

(1)	Attached to each share of common stock is a preferred share purchase right to acquire one one-hundredth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $.01 per share, which preferred share purchase rights are not currently exercisable.
(2)	The Rugby Group Limited is the direct beneficial owner of these shares and is an indirect subsidiary of CEMEX S.A.B. de C.V., which may be deemed to beneficially such shares and may be deemed to share voting and investment power with respect to such shares. On December 20, 2005, the Company filed a resale shelf registration statement on Form S-3 with the Securities and Exchange Commission to register for sale the 5,755,940 shares of Company common stock owned by The Rugby Group Limited.
(3)	This information is based solely on a Statement on Schedule 13G filed by Wellington Management Company, LLC on February 14, 2007. Pursuant to such Schedule 13G, Wellington Management has shared voting power with respect to 1,142,700 shares and shared dispositive power with respect to all of the shares.
(4)	This information is based solely on a Statement on Schedule 13G filed by Paradigm Capital Management, Inc. on February 14, 2007.
(5)	This information is based solely on a Statement on Schedule 13G filed by Discovery Group I, LLC, Daniel J. Donoghue and Michael R. Murphy on February 6, 2007. Pursuant to such Schedule 13G, the filing parties have shared voting power and shared dispositive power with respect to all of the shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Management Organization and Compensation Committee (the “Committee”) of the Board of Directors of the Company is responsible for overseeing the Company’s executive compensation programs.

Philosophy

The primary objective of our executive compensation program is to attract and retain qualified employees. Our compensation program is designed to reward individual performance, Company performance and increases in Company stockholder value.

Overview and Process

Executive compensation is comprised of the following components:

•	base salary

•	annual incentive compensation

•	long-term equity incentive awards

•	defined contribution plan

•	deferred compensation plan

•	perquisites and other personal benefits.

Each of these components represents a portion of each executive officer’s total compensation package, although participation in the defined contribution plan and the deferred compensation plan is at the option of the executive officer. Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for the Company and its stockholders. There is no pre-established policy or formula for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

On an annual basis, the Committee reviews and evaluates the performance and leadership of the Chief Executive Officer (“CEO”) and recommends to the Board of Directors all compensation actions affecting the CEO. The Committee also annually reviews with the CEO his evaluation of the performance of the other executive officers and his recommendations regarding compensation actions for such officers.

To assist it in its review of executive compensation, the Committee regularly engages outside consultants to provide competitive compensation information. For 2006, the Committee retained Hewitt Associates, an independent consulting firm, to prepare an executive compensation competitive study. The study included competitive information for two peer groups of companies – a group of nine distributorship companies and a group of ten companies with similar market capitalization to the Company. The companies included in the distributorship group are: Applied Industrial Technologies, Inc.; Audiovox Corporation; Bell Microproducts, Inc.; BlueLinx Holdings, Inc.; Building Materials Holding Corporation; Kaman Corporation; Keystone Automotive Industries, Inc.; Navarre Corporation; and Richardson Electronics, Inc. The companies included in the group with similar market capitalization are: Bell Microproducts, Inc.; BFC Financial Corporation; Dura Automotive Systems, Inc.; Exide Technologies; Hayes Lemmerz International, Inc.; PC Connection, Inc.; Salton, Inc.; Stepan Company; Wellman, Inc.; and Wheeling-Pittsburgh Corporation. The study also included information on a broad all-industry group comprised of companies with similar revenues to the Company. The study included base compensation, annual incentives and long-term incentives, including stock-based compensation.

The Committee generally targets the executives’ compensation packages to be competitive with the size-adjusted (based on revenue) market median of the peer group of companies. However, the compensation packages of individual executives can and do vary from that benchmark based on such discretionary factors as individual performance, potential for future advancement, responsibilities and, for recently-hired executives, their prior compensation packages.

Base Salaries

At the beginning of each year, the Committee reviews the base salaries of each executive officer and assesses salary levels based on the individual’s performance and responsibilities and competitive salary data. In January 2006, the Committee recommended and the Board approved an increase in the CEO’s base salary, and the Committee approved increases in the base salaries of the other incumbent officers named in the Summary Compensation Table (the “named executive officers”). The salaries of the incumbent named executive officers, other than Hank Krey, were increased by the following percentages: Michael Lupo—President and Chief Executive Officer (5%); David Fleisher—Vice President, Chief Financial Officer and Secretary (10%); Darlene Schroeder—Vice President, Human Resources (34%); and Jon Vrabely—Vice President, Chief Operating Officer (9.8%). Ms. Schroeder’s salary was increased 34% to make her salary competitive and comparable to similarly-situated executives of the Company. Mr. Krey resigned from his position as Vice President—Chief Information Officer of the Company in March 2006, prior to receiving a base salary increase for 2006. Brian Robinson was hired by the Company in July 2006 as its Vice President—Chief Information Officer. Mr. Robinson’s base salary of $190,000 was established after consideration of competitive salary data. The Company believes that all of the base salaries of the Company’s executive officers are at levels that are appropriate for executives of a public corporation of the Company’s size and industry category

Annual Incentive Compensation

The Company’s annual incentive compensation program is based on the principle of economic value added (“EVA”)1. EVA is a measurement of the amount by which the Company’s after-tax profits, after certain adjustments, exceed the cost of capital employed by the Company. The Company believes that, as compared to other common performance measures such as return on equity or growth in earnings per share, EVA has a higher correlation with the Company’s overall financial performance and the creation of long-term stockholder value. Each year, the Committee reassesses both the strengths and weaknesses of EVA-based compensation as part of its consideration of all executive compensation. Although the plan is formula driven, the Committee retains discretion to review and adjust the calculation and its impact on individuals for reasonableness.

All of the Company’s executive officers participate in the Company’s EVA Incentive Compensation Plan (the “EVA Plan”), which the Committee administers. Each year, the Committee approves the cost of capital used in the EVA formula. The amount of the EVA bonus pool available for awards is determined after the end of each year and has two components: a percentage of the absolute EVA generated for the year and a percentage of the change in EVA from the prior year. Thirty percent of the EVA bonus pool is allocated to the CEO, 52.5% is allocated among the other executive officers based on their relative base salaries and the remaining 17.5% is allocated among the other executive officers at the discretion of the CEO. The EVA bonus pool can be positive or negative. If positive, EVA awards are paid 50% when awarded and the remaining 50% is banked to be paid evenly in each of the next two years, plus interest. The banked amounts for each of the executive officers are at risk, except as described below with respect to Mr. Lupo, because, if the EVA award for a subsequent year is negative, banked amounts and related accrued interest scheduled to be paid to such officers for such year are reduced dollar-for-dollar, but not below zero. The Company believes that the bank account concept, with the deferred payout at risk, gives the plan a longer term perspective than annual cash bonus programs.

In January 2007, the Committee approved the EVA bonus pool calculation for the Company for 2006 and also approved a weighted average cost of capital of 8.88% for use in such calculation. The bonus pool for 2006

[1]	EVA is a registered trademark of Stern, Stewart & Co.

was negative primarily due to the incurrence by the Company of a loss in 2006, which resulted in negative balances for each of the two EVA components—that is, a negative absolute EVA for the year and a decrease in EVA from the prior year. As a result of the negative EVA bonus pool, none of the executive officers earned any bonus for 2006 and, other than Mr. Lupo, each of the executive officers a portion of whose bonuses from prior years had been deferred forfeited the portions of those bonuses which were scheduled to be paid in early 2007. See discussion of such forfeitures in footnote 1 to the Summary Compensation Table in this Proxy Statement. Mr. Lupo did not forfeit any previously-banked bonuses because his employment agreement provides that, notwithstanding the terms of the EVA Plan, none of his bonus awards under the EVA Plan are forfeited unless the Company terminates his employment for cause. In addition, because the EVA bonus pool was also negative for 2005, no executive officer received a bonus payment in 2006 for 2005 or prior years, except for Mr. Lupo and Mr. Fleisher. Under the terms of Mr. Fleisher’s employment arrangement entered into at the time of his hiring in May 2005, Mr. Fleisher was awarded a bonus in 2005 of $125,000 and was entitled to payment of 50% of that bonus, or $62,500, in 2006.

Equity Incentive Awards

Our equity award program is a long-term incentive program which we consider to be a key retention tool. In making decisions regarding long-term equity incentive awards for incumbent officers, the Committee reviews the comparable equity award data from the compensation survey and also considers other factors, such as each individual’s performance and responsibilities. In 2006, each of the executive officers of the Company in office at the date of grant received grants of restricted stock under the Company’s 2005 Executive Incentive Compensation Plan. Except for Mr. Lupo’s grant, the awards vest ratably over three years assuming the participant’s continued employment and vest immediately in the event of the participant’s death, permanent disability, retirement or upon a change in control of the Company. Mr. Lupo’s award vested 50% on December 31, 2006, with the remaining 50% to vest on December 31, 2007. These shares vest immediately in the event of Mr. Lupo’s death, permanent disability or upon a change in control, but do not vest in the event of his retirement.

In 2006, the Committee awarded a total of 179,915 shares of restricted stock, including 149,915 shares awarded to the named executive officers of the Company then in office as follows: Michael Lupo—President and Chief Executive officer (74,915 shares); David L. Fleisher—Vice President, Chief Financial Officer and Secretary (30,000 shares); Hank Krey—Vice President, Chief Information Officer (5,000 shares); Darlene Schroeder—Vice President, Human Resources (10,000 shares) and Jon Vrabely—Vice President, Chief Operating Officer (30,000 shares). Mr. Krey forfeited the shares awarded to him in 2006 upon his resignation from the Company in March 2006.

Timing of Equity Awards

Stock awards to our executive officers and other key employees are granted annually at a regularly scheduled meeting of the Committee. In 2006, grants to each of the executive officers, other than Mr. Lupo, and grants to other key employees were approved at the January 2006 Committee meeting. Mr. Lupo’s equity award was granted at the February 2006 Committee meeting. Grants to newly hired employees are effective on the later of the employee’s first day of employment or the date the grant is approved.

Awards of restricted stock units for shares of Company common stock (“RSUs”) with a value of approximately $15,000 are granted to our non-employee directors, other than the Chairman, on the date of our annual meeting of stockholders and vest on the date of the succeeding annual meeting of stockholders, in accordance with the terms of a program adopted in January 2006. Accordingly, each such director received a grant of RSUs on April 24, 2006, the date of the 2006 Annual Meeting of Stockholders with a value of approximately $15,000. To put such directors in a comparable position as if RSUs had been granted on the date of the 2005 Annual Meeting of Stockholders, each non-employee director, other than the Chairman, also received a grant of RSUs in January 2006 with a value of approximately $15,000 which vested on April 24, 2006.

The exercise price of all stock options is set at the market price of our common stock on the New York Stock Exchange on the date of grant, although no stock options were granted to any of the named executive officers in 2006. See the Outstanding Equity Awards at Fiscal Year-End for the terms of options granted to the named executive officers in prior years.

Defined Contribution Plan

The Company provides retirement benefits to the named executive officers, including matching contributions, under the terms of its tax-qualified 401(k) defined contribution plan. The named executive officers participate in the plan on substantially the same terms as our other participating employees. The Company does not maintain any defined benefit or supplemental retirement plans.

Deferred Compensation Plan

The named executive officers are permitted to defer up to 50% of their base salaries and bonuses under the Company’s deferred compensation plan and 401(k) plan combined. The Company also makes a matching contribution to the plan on behalf of participants equal to 50% of compensation deferred, up to 6% of a participant’s annual base salary. Participation in the deferred compensation plan is available to the Company’s executive officers and certain other key employees. See the “Non-Qualified Deferred Compensation” table and related narrative section below for a description of the Company’s deferred compensation plan and the benefits thereunder.

Defined Benefit Plan

The Company does not sponsor a defined benefit pension plan for salaried employees.

Perquisites and Other Personal Benefits

The Company provides the named executive officers with perquisites and other personal benefits that the Company believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The named executive officers are provided use of a leased Company automobile or a car allowance, life insurance, use of a Company-provided cell phone and reimbursement for relocation expenses, if applicable. In certain instances, as determined on a case-by-case basis, the Company provides signing bonuses for new hires and reimbursement for spouse travel. The Company also reimbursed Mr. Lupo, during his tenure as Chief Executive Officer, up to $50,000 per year for local living expenses, reimbursed him for supplemental health insurance premiums and paid him a tax “gross up” on any amounts paid to him other than salary, bonus or income related to equity incentives that are subject to federal taxes.

Costs of the perquisites and personal benefits described above for the named executive officers for the fiscal year ended December 31, 2006 that meet the threshold established by SEC regulations are included in the Summary Compensation Table in this Proxy Statement in the “All Other Compensation” column.

Change of Control Agreements

The Company has entered into change of control agreements with certain key employees, including the named executive officers. The change of control agreements are designed to promote stability and continuity of senior management. The executive officer agreements provide benefits only upon an involuntary termination or constructive termination of the officer within three years following a change-in-control. In addition, the Company’s equity incentive plans and the award agreements under such plans provide that all restrictions on restricted stock lapse in the event of a change in control of the Company, and that all stock options become fully vested and exercisable either immediately upon a change in control or in the event that the employee is terminated following a change of control, depending on the plan. Further, the EVA Plan provides that the participants’ entire deferred balances become payable upon a change in control. Information regarding payments and benefits that would accrue to the named executive officers under such arrangements is provided under the heading “Potential Payments Upon Termination or Change in Control” in this Proxy Statement.

Employment Agreements

During 2006, no named executive officer was party to a written employment agreement, except Mr. Lupo, whose compensation is discussed below under “Compensation of Chief Executive Officer”.

Compensation of Chief Executive Officer

The Company entered into an employment agreement with Mr. Lupo in 2003 pursuant to which Mr. Lupo agreed to serve as the Company’s President and Chief Executive Officer at an annual base salary of $500,000, subject to adjustment by the Board. Effective January 1, 2006, the Board increased Mr. Lupo’s base salary to $525,000 from $500,000. Mr. Lupo’s employment agreement expired on December 31, 2006.

Pursuant to his employment agreement, Mr. Lupo was entitled to the following in addition to his base salary:

•	reimbursement of local living expenses of up to $50,000 per year;

•	use of a Company-provided automobile;

•	participation in employee benefit plans as maintained by the Company from time to time and generally available to executive officers;

•	reimbursement for supplemental health insurance premiums;

•

an initial grant of options to purchase 400,000 shares of Company common stock at an exercise price of $2.30 per share, the fair market value of the Company’s common stock on April 28, 2003, the date of grant, which vested 50% on April 28, 2004 and 50% on April 28, 2005; and

•

a tax “gross up” at the highest tax rate applicable at the time to the extent any of the amounts paid to Mr. Lupo under the agreement, other than salary, bonus or income attributable to equity incentives, are subject to federal taxes

Because the EVA bonus pool for 2006 was negative, Mr. Lupo did not earn any EVA bonus for 2006. However, Mr. Lupo did not forfeit any previously-banked bonuses because his employment agreement provides that, notwithstanding the terms of the EVA Plan, none of his bonus awards under the EVA Plan are forfeited unless the Company terminates his employment for cause. Mr. Lupo’s employment agreement also provides that he is entitled to receive a full distribution of his EVA bonus award each year; however, Mr. Lupo voluntarily deferred 50% of his awards in 2003 and 2004, consistent with the terms of the EVA Plan.

In February 2006, the Board awarded Mr. Lupo 74,915 shares of restricted stock. Fifty percent of these shares vested on December 31, 2006 and the remaining 50% will vest on December 31, 2007, assuming his continued employment. These shares vest immediately in the event of Mr. Lupo’s death, permanent disability or upon a change in control, but do not vest in the event of his retirement.

Post Year-End Compensation Actions

Mr. Vrabely

Effective January 1, 2007, Jon P. Vrabely was appointed as the Company’s President and Chief Executive Officer. In connection with such appointment, the Company entered into a written employment agreement with Mr. Vrabely which expires on December 31, 2008, the key terms of which are as follows:

•	Base salary of $400,000 per year

•

An initial grant on January 1, 2007 of 75,000 shares of restricted stock, which vest one-third on the first anniversary of the date of grant, one-third on the second anniversary of the date of grant, and one-third on the third anniversary of the date of grant

•	30% allocation of the EVA bonus pool under the Company’s EVA Incentive Compensation Plan

•	Use of a Company-provided automobile

•	Other employee benefits provided by the Company and generally available to executive officers

•

Severance payment of twice Mr. Vrabely’s current salary and average bonus (for the past 3 years) if the Company terminates Mr. Vrabely without cause (as defined in the agreement) during the two-year term or fails to renew his employment at the end of the term

Mr. Lupo

Effective January 1, 2007, Michael A. Lupo resigned as the Company’s Chief Executive Officer and was appointed to the newly-created position of Strategic Advisor. In connection with such appointment, the Company entered into a written employment agreement with Mr. Lupo, which expires on December 31, 2007, the key terms of which are as follows:

•	Salary of $180,000 per year

•	Participation in the Company’s health, welfare and retirement plans on the same terms as other employees

•	Use of a Company-provided automobile

•	Reimbursement for supplemental health insurance premiums of up to $950 per month

•	Severance payment of 100% of Mr. Lupo’s salary for the remainder of the one-year term if the Company terminates him without cause (as defined in the agreement)

Accounting and Tax Considerations

Internal Revenue Code Section 162(m) limits the deductibility of compensation paid to certain executive officers to $1 million per employee unless the compensation meets certain specific requirements. The Company’s EVA Incentive Compensation Plan is designed to meet the performance-based compensation exception to the Section 162(m) deductibility limit. As a matter of policy, the Committee attempts to develop and administer compensation programs that maintain deductibility under Section 162(m) for all executive compensation, except in circumstances where the materiality of the deduction is in the judgment of the Committee significantly outweighed by the incentive value of the compensation.

Summary Compensation Table

Shown below is information concerning the compensation for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2006 for Michael A. Lupo, the Company’s President and Chief Executive Officer, David L. Fleisher, the Company’s Vice President, Chief Financial Officer and Secretary, the other three most highly compensated individuals who served as executive officers of the Company at December 31, 2006, and a former executive officer.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)		Option Awards(2)		All Other Compensation		Total
Michael A. Lupo(3)	2006	$525,000	—	$298,298		—		$70,193	(4)	$893,491
President and
Chief Executive Officer

David L. Fleisher	2006	$275,000	—	$172,104		—		$11,029	(5)	$458,133
Vice President—
Chief Financial Officer and Secretary

Brian D. Robinson(6)	2006	$88,545	—	—		—		$164,665	(7)	$253,210
Vice President—
Chief Information Officer

Darlene K. Schroeder	2006	$175,000	—	$42,228		$5,623		$5,794	(8)	$228,645
Vice President—
Human Resources

Jon P. Vrabely	2006	$280,000	—	$183,237		$7,496		$20,166	(9)	$490,899
Vice President—
Chief Operating Officer

Hank J. Krey(10)	2006	$48,750	—	$(11,211	)(11)	$(5,791	)(11)	$217,161	(12)	$248,909
Former Vice President—
Chief Information Officer

(1)	Represents amounts earned under the Company’s EVA Incentive Compensation Plan (the “EVA Plan”) in respect of the Company’s performance for the reported year. The EVA bonus pool was negative for 2006 and, as a result, none of the executive officers earned any bonus for 2006 and, other than Mr. Lupo, each of the executive officers a portion of whose bonuses from prior years had been deferred forfeited the portions of those bonuses which were scheduled to be paid in early 2007. The amounts so forfeited are as follows: Mr. Fleisher—$31,250; Mr. Robinson—$0; Ms. Schroeder—$0; and Mr. Vrabely—$59,640. Mr. Lupo did not forfeit any previously-banked bonuses because his employment agreement provides that, notwithstanding the terms of the EVA Plan, none of his bonus awards under the EVA Plan are forfeited unless the Company terminates his employment for cause. In early 2007, Mr. Lupo was paid $175,753 for a portion of his bonus deferred from a prior year, including interest. In addition, because the EVA bonus pool was also negative for 2005, no executive officer received a bonus payment in 2006 for 2005 or prior years, except for Mr. Lupo, who was paid $292,035 for a portion of his bonuses deferred from prior years, including interest, and Mr. Fleisher, who was paid $62,500. Under the terms of Mr. Fleisher’s employment arrangement entered into at the time of his hiring in May 2005, Mr. Fleisher was awarded a bonus in 2005 of $125,000 and was entitled to payment of 50% of that bonus, or $62,500, in 2006. See further discussion of the EVA Plan in the section captioned “Annual Incentive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.
(2)	Represents the amount recognized for financial statement reporting purposes for 2006 in accordance with the provisions of Statement of Financial Accounting Standards No. 123R—Share Based Payments (“FAS 123R”). For a discussion of the assumptions made in the valuation of stock awards and option awards, see Footnote 9 of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
(3)	See discussion of Mr. Lupo’s employment agreement during his tenure as the Company’s President and Chief Executive Officer in the section captioned “Compensation of Chief Executive Officer” in the Compensation Discussion and Analysis section of this Proxy Statement.
(4)	Includes a total of $22,433 in Huttig’s matching contributions under Huttig’s 401(k) Plan and Deferred Compensation Plan. No other items included in this column meet the footnote quantification threshold established by SEC regulations. Also includes the following perquisites and personal benefits, which are valued on the basis of the aggregate incremental cost to the Company: local living expenses, use of a company car, spouse travel and personal use of a company cell phone.
(5)	No item included in this column meets the footnote quantification threshold established by SEC regulations. The aggregate incremental cost to the Company of perquisites and personal benefits provided to Mr. Fleisher do not meet the inclusion threshold established by SEC regulations and are excluded from this column.

(6)	Mr. Robinson was appointed as the Company’s Vice President – Chief Information Officer in July 2006 at an annual salary of $190,000.
(7)	Includes $41,154 for the payment of income taxes on relocation expenses reimbursed to Mr. Robinson. No other items included in this column, other than the perquisites and personal benefits quantified in the following sentence, meet the footnote quantification threshold established by SEC regulations. Also includes the following perquisites and personal benefits, which are valued on the basis of the aggregate incremental cost to the Company: relocation expenses of $122,664 and personal use of a cell phone.
(8)	No item included in this column meets the footnote quantification threshold established by SEC regulations. The aggregate incremental cost to the Company of perquisites and personal benefits provided to Ms. Schroeder do not meet the inclusion threshold established by SEC regulations and are excluded from this column.
(9)	No item included in this column meets the footnote quantification threshold established by SEC regulations. Includes the following perquisites and personal benefits, which are valued on the basis of the aggregate incremental cost to the Company: use of a company car, spouse travel and personal use of a company cell phone.
(10)	Mr. Krey resigned from the Company effective March 30, 2006.
(11)	Represent amounts recognized for financial reporting purposes for 2006 in accordance with FAS 123R for unvested restricted stock and stock options forfeited by Mr. Krey upon his resignation from the Company.
(12)	Includes $215,249 in severance payments and benefits. See further discussion of the Company’s severance agreement with Mr. Krey below under “Potential Payments Upon Termination or Change in Control – Resignation Agreement with Mr. Krey”. The aggregate incremental cost to the Company of perquisites and personal benefits provided to Mr. Krey do not meet the inclusion threshold established by SEC regulations and are excluded from this column.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to equity awards granted during 2006 to each of the executive officers listed in the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Thres- hold	Target	Maximum	Thres- hold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(1)
Michael A. Lupo	2/28/06	—	—	—	—	—	—	74,915	(2)	—	—	$656,255
David L. Fleisher	1/23/06	—	—	—	—	—	—	30,000	(3)	—	—	$263,250
Brian D. Robinson	—	—	—	—	—	—	—	—		—	—	—
Darlene K. Schroeder	1/23/06	—	—	—	—	—	—	10,000	(3)	—	—	$87,750
Jon P. Vrabely	1/23/06	—	—	—	—	—	—	30,000	(3)	—	—	$263,250
Hank J. Krey	1/23/06	—	—	—	—	—	—	5,000	(4)	—	—	$43,875

(1)	Amounts represent the grant date fair value of the stock awards computed in accordance with the provisions of Statement of Financial Accounting Standards No. 123R – Share Based Payments (“FAS 123R”). For a discussion of the assumptions made in the valuation of stock awards, see Footnote 9 of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
(2)	Represents shares of restricted stock granted under the Company’s 2005 Executive Incentive Compensation Plan. Shares vested 50% on December 31, 2006 and the remaining 50% will vest on December 31, 2007, assuming continued employment. Shares are entitled to the payment of dividends; however, the Company has not paid dividends in the past and does not anticipate paying dividends in the foreseeable future.
(3)	Represents shares of restricted stock granted under the Company’s 2005 Executive Incentive Compensation Plan. Shares vest over three years, assuming continued employment, with one-third of the shares vesting on each of the first three anniversaries of the grant date. Shares are entitled to the payment of dividends; however, the Company has not paid dividends in the past and does not anticipate paying dividends in the foreseeable future.
(4)	Represents shares of restricted stock granted under the Company’s 2005 Executive Incentive Compensation Plan. Mr. Krey resigned from the Company on March 30, 2006. All of these shares were unvested at that time and were forfeited in accordance with the terms of the plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to unexercised stock options and unvested shares of restricted stock held at December 31, 2006 by each of the executive officers listed in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)
Michael A. Lupo	400,000			$2.30	4/28/13
	100,000			$7.23	4/27/14
						37,458	(2)	$198,153

David L. Fleisher						46,667	(3)	$246,868

Brian D. Robinson	—	—		—	—	—		—

Darlene K. Schroeder	5,625	1,875	(4)	$7.23	4/27/14
						13,333	(5)	$70,532

Jon P. Vrabely	7,500	2,500	(4)	$7.23	4/27/14
						50,000	(6)	$264,500

Hank J. Krey	18,750			$2.98	6/30/07
	2,500			$7.23	6/30/07

(1)	Computed based on the closing price of the Company’s common stock on December 29, 2006, the last trading day of 2006, of $5.29.
(2)	Mr. Lupo’s unvested restricted shares vest on December 31, 2007.
(3)	Mr. Fleisher’s unvested restricted shares vest as follows: 10,000 shares vest on each of January 23, 2007, 2008 and 2009; 8,333 shares vest on May 23, 2007 and 8,334 shares vest on May 23, 2008.
(4)	Ms. Schroeder’s and Mr. Vrabely’s unvested stock options vest on April 27, 2007.
(5)	Ms. Schroeder’s unvested restricted shares vest as follows: 3,334 shares vest on January 23, 2007; 3,333 shares vest on each of January 23, 2008 and 2009; 1,666 shares vest on April 26, 2007 and 1,667 shares vest on April 26, 2008.
(6)	Mr. Vrabely’s unvested restricted shares vest as follows: 10,000 shares vest on each of January 23, 2007, 2008 and 2009 and April 26, 2007 and 2008.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to shares of restricted stock which vested during the year ended December 31, 2006 for each of the executive officers listed in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Michael A. Lupo	—	—	37,457	$198,148	(2)
David L. Fleisher	—	—	8,333	$57,998	(3)
Brian D. Robinson	—	—	—	—
Darlene K Schroeder	—	—	1,667	$14,203	(4)
Jon P. Vrabely	—	—	18,333	$160,280	(5)
Hank J. Krey (6)	—	—	—	—

(1)	Computed by multiplying the number of shares acquired on vesting by the market value of the shares on the vesting date.
(2)	Mr. Lupo’s shares vested on December 31, 2006, on which date the market value of the underlying shares was $5.29.
(3)	Mr. Fleisher’s shares vested on May 23, 2006, on which date the market value of the underlying shares was $6.96.
(4)	Ms. Schroeder’s shares vested on April 26, 2006, on which date the market value of the underlying shares was $8.52.
(5)	Mr. Vrabely’s shares vested as follows: 8,333 shares vested on January 28, 2006, on which date the market value of the underlying shares was $9.01, and 10,000 shares vested on April 26, 2006, on which date the market value of the underlying shares was $8.52.
(6)	Mr. Krey resigned from the Company on March 31, 2006, prior to the scheduled 2006 vesting date of his prior restricted stock awards. Upon his resignation, all unvested shares of restricted stock were forfeited, in accordance with the terms of the plan under which the awards were granted.

Non-Qualified Deferred Compensation

The following table sets forth certain information with respect to participation in the Company’s non-qualified Deferred Compensation Plan during the year ended December 31, 2006 for each of the executive officers listed in the Summary Compensation Table.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Michael A. Lupo	$153,181	$15,802	$41,439	—	$606,235
David L. Fleisher	$15,750	$3,621	$1,460		$20,831
Brian D. Robinson	—	—	—	—	—
Darlene K Schroeder	—	—	$4,182	—	$26,831
Jon P. Vrabely	—	—	$422	—	$5,046
Hank J. Krey	—	—	—	—	—

(1)	Amounts are reported as compensation for the respective officer in the Summary Compensation Table in the All Other Compensation column.
(2)	Amounts are not reported as compensation for the respective officers in the Summary Compensation Table.

The Deferred Compensation Plan (“DCP”) permits eligible employees who elect to participate to defer receipt and taxation of a portion of their annual salary, bonuses and commission. Eligibility to participate in the DCP is limited to management and “highly compensated employees” as defined in the Employee Retirement Income Security Act of 1974, as amended. The amount of annual salary, bonus and commission that may be deferred under the DCP and the 401(k) plan combined is 50%. The Company makes a matching contribution to the DCP of 50% of the amount deferred; provided, that the Company’s contributions under the DCP and the 401(k) plan combined cannot exceed 6% of total eligible compensation.

The Company chooses the available investment options for the participant’s deferrals, with varying degrees of risk, and the participant selects specific funds from among the available options. The Company maintains a bookkeeping account for each participant and account balances are maintained as if the funds were invested in the investment funds chosen by the participant. Company matching contributions are invested 50% in the hypothetical investments chosen by the participant and 50% in “phantom” shares of Company common stock. The participant bears the investment risk. The participant’s deferrals and earnings vest immediately. The participant’s vested interest in the Company matching contributions and earnings is based on the participant’s years of service, with the Company matching contributions and earnings being fully vested after 5 years of service.

A participant may elect to receive payment of the vested amount credited to his or her deferral account in a single lump sum or in 5, 10 or 15 annual installments. No payments may commence in less than 5 years following the date of the deferral election, except in the case of retirement.

Potential Payments Upon Termination or Change in Control

Change of Control Arrangements

The Company has entered into change of control agreements with each of its named executive officers. Each agreement is for an initial three-year period and is automatically extended for an additional year on each anniversary date of the agreement unless the Company gives notice that the period will not be extended. Each agreement provides that if, within three years following a change of control of the Company, as defined below, the employee is terminated without cause or voluntarily terminates for good reason, as defined below, the employee will be entitled to the following, in addition to salary due at the date of termination: (i) a pro rata portion of the employee’s highest annual bonus (the highest annual bonus is the greater of the annual bonus for the prior year or the average annual bonus for the prior three years), (ii) a lump sum payment equal to two times the employee’s annual salary and average bonus for the prior three years, (iii) the payment of deferred compensation, and (iv) continuation of benefits under the Company’s welfare benefit plans for two years after termination. The foregoing amounts (other than the continuation of benefits) are to be paid in cash in a lump sum within 30 days following the employee’s termination, except that, to the extent necessary to comply with Section 409A of the Internal Revenue Code, payments will be withheld until the first day of the seventh month following termination.

The change in control agreements define a change in control to mean, generally:

•	the acquisition of at least 50% of the Company’s outstanding shares, other than an acquisition by the Rugby Group Ltd., or any direct transferee of the Rugby Group Ltd.;

•	a change in the majority of the members of the Company’s Board that is not supported by the incumbent Board;

•	a merger or other business combination that results in the Company’s shareholders immediately before the transaction owning less than 50% of the voting power after the transaction;

•	a sale of substantially all of the Company’s assets; or

•	the approval of a plan for complete liquidation or dissolution of the Company.

The change in control agreements define “cause” to mean, generally:

•	personal dishonesty or breach of fiduciary duty involving personal profit at the expense of the Company;

•	repeated, deliberate violations of the employee’s duties;

•	commission of a criminal act related to the performance of the employee’s duties;

•	furnishing of proprietary confidential information about the Company to a competitor;

•	habitual intoxication by alcohol or drugs during work hours; or

•	conviction of a felony.

The change in control agreements define “good reason” to mean, generally:

•	diminution in the employee’s position, authority, duties or responsibilities;

•	failure of the Company to provide the employee with compensation and benefits as described in the agreement;

•	requiring the employee to be based at any office or location more than 35 miles from the location at which the employee was based prior to the change in control; or

•	any purported termination by the Company of the employee’s employment except as expressly permitted by the agreement.

If the Company’s tax counsel determines that any economic benefit or payment or distribution by the Company to the employee pursuant to the agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will reduce the aggregate payments due to the employee under the agreement and any other agreement, plan or program of the Company to an amount that is one dollar less than the maximum amount allowable without becoming subject to the excise tax.

The change of control agreements prohibit the officer from doing the following during employment with the Company and for one year following termination: (i) engaging in any business that is competitive with the Company, (ii) soliciting for employment any current employee of the Company or any individual who had been employed by the Company in the one year prior thereto, and (iii) soliciting the business of the Company or doing business with any actual or prospective customer or supplier of the Company. The change of control agreements also prohibit the officer from disclosing any confidential information of the Company at any time.

The Company’s equity incentive plans and the award agreements under such plans provide that all restrictions on restricted stock lapse in the event of a change in control of the Company, as defined below, and that all stock options become fully vested and exercisable either immediately upon a change in control or in the event that the employee is terminated following a change of control, depending on the plan. The Company’s named executive officers participate in these plans. Under the terms of these plans, the Management Organization and Compensation Committee also has the authority to accelerate the vesting of options granted. In addition, the EVA Incentive Compensation Plan provides that the participants’ entire deferred balances become payable upon a change in control.

The Company’s equity incentive plans define a change in control to mean, generally:

•	the acquisition of at least 20% of the Company’s outstanding shares;

•	a change in the majority of the members of the Company’s Board that is not supported by the incumbent Board;

•	a merger or other business combination that results in the Company’s shareholders immediately before the transaction owning less than 50% of the voting power after the transaction;

•	a sale of substantially all of the Company’s assets;

•	the start of a tender offer for all or part of the Company’s outstanding shares; or

•	the approval of a plan for complete liquidation or dissolution of the Company.

Based on the above, each named executive officer in office on December 31, 2006 would have been entitled to the following estimated payments and benefits from the Company or its successor if a change in control under the change in control agreements and equity incentive plans occurred on December 31, 2006 and each such officer was terminated without cause or terminated his or her employment for good reason immediately following the change in control.

Potential Payments to Named Executive Officers Upon Qualifying Termination Following a Change in Control

Name	Salary/ Bonus Severance(1)	Pro Rata Bonus- 2006(2)	Deferred EVA Balance(3)	Early Vesting – Restricted Stock(4)	Benefits Continuation(5)	Total
Michael A. Lupo	$1,766,733	$358,367	$175,753	$198,153	$60,331	$2,559,337
David L. Fleisher	$621,429	$107,143	$31,250	$246,868	$52,125	$1,058,815
Brian D. Robinson	$380,000	—	—	—	$53,589	$433,589
Darlene K. Schroeder	$388,333	$19,167	—	$70,532	$50,165	$528,197
Jon P. Vrabely	$720,800	$80,400	—	$264,500	$60,043	$1,125,743

(1)	Represents an amount equal to two times each officer’s annual base salary at December 31, 2006, plus two times each officer’s average annual bonus for the prior three years.
(2)	Represents an amount equal to the greater of the officer’s annual bonus for the prior year or the officer’s average annual bonus for the prior three years.
(3)	Represents the balance in each officer’s deferred EVA bonus account at December 31, 2006.
(4)	Represents the market value of each officer’s, unvested restricted stock at December 31, 2006, using the closing market price of Company common stock of $5.29 per share on December 29, 2006, the last trading day of 2006. None of the executive officers had unvested in-the-money stock options at December 31, 2006.
(5)	Represents the cost of continuing health and welfare benefits for two years.

Potential Payments to Named Executive Officers Upon a Change in Control With No Qualifying Termination

As noted above, the Company’s equity incentive plans provide that all restricted stock awards vest immediately upon a change in control and the Company’s EVA Incentive Compensation Plan provides that the participants’ deferred balances become payable upon a change in control. Therefore, if a change in control as defined in the equity incentive plans and the EVA Incentive Compensation Plan occurred on December 31, 2006, and the named executive officers either continued in office or were terminated for a reason other than as set forth in the preceding table, each named executive officer would be entitled to payment or realization of the amounts set forth in the preceding table under the captions “Deferred EVA Balance” and “Early Vesting – Restricted Stock”.

In addition, the change in control agreements provide that if the employee terminates by reason of death or disability within three years following a change in control, the employee is entitled to a pro rata portion for the year of termination of the bonus earned in the preceding fiscal year. If a change in control occurred on December 31, 2006 and termination due to death or disability occurred immediately following the change in control, the only named executive officer entitled to payment of a bonus pursuant to this provision would be Mr. Fleisher, as he is the only named executive officer who earned a bonus for 2005. Mr. Fleisher would be entitled to payment of $107,143 pursuant to this provision.

Resignation Agreement with Mr. Krey

Hank J. Krey resigned his employment as the Company’s Vice President – Chief Information Officer effective March 30, 2006. In connection with his resignation, Mr. Krey and the Company entered into an agreement entitling Mr. Krey to the following for one year following the resignation date: base salary continuation, to be paid in accordance with the Company’s regular payroll practices, health and welfare benefits, other than coverage under the Company’s disability plans or Company-sponsored life insurance, and use of a Company car and cell phone. In addition, the agreement with Mr. Krey entitled him to payment of accrued vacation and payment of the deferred balance in his EVA bonus bank in a lump sum promptly following his resignation. Under the agreement, Mr. Krey released the Company from any claims he may have against the Company and agreed not to disclose any confidential information of the Company at any time or to disparage the employees, business or products of the Company.

Based on the above, the total payments and benefits estimated to be provided to Mr. Krey under his resignation agreement are as set forth below. The amounts for base salary and perquisites and other benefits are being paid or provided to Mr. Krey ratably during the year following his resignation. The amounts for accrued vacation and the EVA bank balance were paid to Mr. Krey in a lump sum following his resignation.

Severance Payments and Benefits to Mr. Krey

	Amount
Base salary	$190,000
Accrued vacation	$1,875
EVA bank balance	$59,243
Perquisites and other benefits	$17,793

Total	$268,911	*

*	$215,249 of this amount was paid or provided to Mr. Krey in 2006 and is included as compensation for Mr. Krey in the Summary Compensation Table above in the “All Other Compensation” column.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of the forms furnished to the Company or written representations of certain persons, each director, officer and beneficial owner of 10% of the outstanding shares of the Company timely filed all required reports under Section 16(a) of the Securities Exchange Act of 1934 for fiscal 2006 except that Mr. Lupo filed two late Form 4s to report the acquisition of phantom shares of Company stock acquired under the Company’s deferred compensation plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies with Respect to Related Party Transactions

The Company’s Audit Committee charter requires that the Audit Committee, which is comprised entirely of independent directors, review all related party transactions and potential conflict of interest situations involving members of the Board of Directors or senior management. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and the related party has a direct or indirect interest.

Certain Relationships and Related Transactions

Rugby Board Representation

In connection with the Company’s purchase of the U.S. residential building products business of The Rugby Group Ltd. (“Rugby”) in December 1999, the Company entered into a Registration Rights Agreement with Rugby. Pursuant to the Registration Rights Agreement, so long as the shares of common stock owned by Rugby and received in the December 1999 transaction constitute at least 30%, 20%, or 10%, respectively, of the Company’s outstanding common stock, Rugby has the right to designate for nomination by the Board of Directors of the Company three, two and one director(s), respectively. So long as the common stock owned by Rugby and received in the 1999 transaction constitutes 10% or more of the Company’s outstanding common stock, Rugby is required to be present at all meetings of the Company’s stockholders and to vote its shares of common stock in favor of the Board’s nominees for election to the Board of Directors. On the date of the agreement pursuant to which the 1999 transaction was accomplished, the Crane Fund, one of the Company’s principal stockholders at that time, agreed with Rugby that, so long as the common stock owned by Rugby and received in the 1999 transaction constitutes 10% or more of the Company’s outstanding common stock, the Crane Fund would be present at all meetings of the Company’s stockholders and vote its shares of common stock for the nominees designated by Rugby as provided in the Registration Rights Agreement.

As part of the Company’s former $15 million stock repurchase program, on August 20, 2001, the Company purchased 790,484 shares of its common stock from Rugby for a cash purchase price of $4,735,000, or a per share price of $5.99, the closing sales price of the Company’s common stock on the New York Stock Exchange on the date of purchase. Pursuant to the repurchase agreement, Rugby and the Company agreed that, if solely as a result of Rugby’s sale of these shares to the Company shares of common stock beneficially owned by Rugby and its affiliates in the aggregate at any time would constitute less than 30% of the Company’s outstanding stock, the Registration Rights Agreement would be deemed to be amended so that Rugby would maintain its right to designate for nomination three directors to be elected to the Board. As a result, Rugby will continue to have the right to nominate three directors so long as the common stock received in the exchange transaction and held by Rugby and its affiliates in the aggregate constitutes at least Rugby’s new ownership percentage after giving effect to the Company’s repurchase of these shares, as this percentage may increase from time to time as a result of the Company’s repurchase of common stock pursuant to its stock repurchase program.

Messrs. Gastone, Glass and Wise are Rugby’s current designees on the Board. Mr. Gastone and Mr. Wise have agreed with Rugby to transfer to Rugby all cash compensation paid to them for their services as directors.

Settlement Agreement and Joint Defense Agreement with Rugby

In April 2002, the Company filed a lawsuit in the Supreme Court of the state of New York against Rugby and Rugby IPD Corp., a subsidiary of Rugby, alleging that they breached their contractual obligations to indemnify and defend the Company against asbestos-related liabilities and claims arising out of the business that was acquired in 1994 by Rugby Building Products, Inc. The Company acquired Rugby Building Products, Inc., a distributor of building materials, in December 1999, when it acquired the stock of its parent, Rugby USA, Inc., from Rugby. In its lawsuit, the Company sought to recover sums it spent to defend and, with respect to one lawsuit, settle its asbestos lawsuits, as well as a declaratory judgment that Rugby and Rugby IPD indemnify and defend the Company for these lawsuits and any similarly situated claims that may be asserted against the Company in the future. Rugby denied any obligation to defend or indemnify the Company for any of these cases. On January 19, 2005, the Company entered into a settlement agreement with Rugby and Rugby IPD settling the pending lawsuit. The parties agreed to dismiss the pending litigation without prejudice and without any admission of liability in any respect by any party. In accordance with the terms of the settlement, Rugby paid to the Company $.6 million on January 19, 2005. In addition, the Company and Rugby each released the other from further liabilities with respect to the underlying asbestos-related liabilities and claims and any future asbestos-related liabilities and claims, subject to termination of the joint defense agreement described below. The Company and Rugby also have agreed to certain other terms typical for a settlement agreement of this kind.

Under the terms of a joint defense agreement entered into by the Company and Rugby on January 19, 2005, the parties agreed to jointly defend any future asbestos-related claims relating to the business acquired by Rugby Building Products, Inc. in 1994. Any asbestos-related claim against the Company not related to that business is not covered by the joint defense agreement. The parties have established a joint defense fund to which the Company and Rugby will contribute specified amounts in equal shares from time to time and from which they will pay amounts incurred in connection with covered claims. The joint defense agreement has a term of ten years and may be terminated by the Company or Rugby if either of their respective contributions to the joint defense fund exceeds a specified cap. The Company believes that it is unlikely that a termination right will occur during the term of the joint defense agreement, but there can be no assurances that will be the case. In the event of a termination of the joint defense agreement, the settlement agreement will be deemed to have been rescinded, and the Company, or, in certain circumstances, Rugby, may reinstitute the litigation between the parties. While the Company believes that its factual allegations and legal claims are meritorious, there can be no assurance at this time that, if this litigation is renewed, the Company will recover any of its costs related to future asbestos-related claims from Rugby or from insurance carriers or that such costs will not have a material adverse effect on the Company’s business or financial condition.

Pre-acquisition Tax Refunds Paid to Rugby

The Company received tax refunds relating to tax returns filed by Rugby prior to the Company’s purchase of its U.S. residential building products group in December 1999. In 2005 and 2006, after offsetting related pre-acquisition tax assessments, the Company paid Rugby a total of $1.0 million of the net tax refund in accordance with the agreement pursuant to which the 1999 transaction was accomplished.

Registration of Rugby Shares

Pursuant to the Registration Rights Agreement, the Company granted Rugby rights to cause the Company to register for sale the shares of Company common stock issued to Rugby in 1999. On December 20, 2005, the Company filed a resale shelf registration statement on Form S-3 with the Securities and Exchange Commission to register for sale the 5,755,940 shares of Company common stock owned by Rugby. The Company’s filing of the S-3 Registration Statement is intended to satisfy its obligations under the Registration Rights Agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Management Organization and Compensation Committee (the “Compensation Committee”) is comprised of Messrs. E. Thayer Bigelow, Dorsey R. Gardner, Donald L. Glass, and Delbert H. Tanner. Mr. Glass is one of three designees of The Rugby Group Ltd. (“Rugby”) on the Company’s Board of Directors. For a description of certain transactions and arrangements between the Company and Rugby, see “Certain Relationships and Related Transactions” above.

No member of the Compensation Committee is or has ever been an officer or employee of the Company and no executive officer of the Company has served as a director or member of a compensation committee of another company of which any member of the Board of Directors is an executive officer.

PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES

The following table sets forth the aggregate fees billed for the years ended December 31, 2006 and 2005 by KPMG LLP, the Company’s principal accounting firm during those years.

	2006	2005
Audit Fees (1)	$520,000	$507,500
Audit-Related Fees (2)	16,000	36,825
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$536,000	$544,325

(1)	Audit fees consist of fees for the following services: (a) the integrated audit of the Company’s annual financial statements and internal controls over financial reporting; and (b) reviews of the Company’s quarterly financial statements.
(2)	Audit-related fees consist of fees for audit related services for the Company’s 401(k) Plan and services related to SEC filings.

The Audit Committee has adopted a policy under which the independent auditors are prohibited from performing certain services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee pre-approves all services to be provided by the independent auditors. The Audit Committee approves the estimated fees of the independent auditors at the beginning of the year. Any services not reflected in the estimate or any services which exceed the estimate must be approved by the Audit Committee at a later meeting, prior to the service being rendered. In addition, if the fee for a specific item exceeds $25,000, it requires discrete individual approval before the service is rendered.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of KPMG LLP.

ITEM 2—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR

2005 EXECUTIVE EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF

AUTHORIZED SHARES

We are asking the shareholders to approve an amendment and restatement of our 2005 Executive Equity Incentive Plan (the “Executive Equity Incentive Plan”) to increase the number of common shares authorized for issuance by 750,000 shares, from 675,000 shares to 1,425,000 shares, and to incorporate several non-substantive changes (as so amended, the “Amended Executive Equity Incentive Plan”).

The Board of Directors approved the Amended Executive Equity Incentive Plan on February 27, 2007, subject to stockholder approval. The Amended Executive Equity Incentive Plan will be approved if the proposal receives the affirmative vote of a majority of votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting, provided that the number of votes cast must constitute a majority of the votes entitled to be cast at the meeting. If approved, the Amended Executive Equity Incentive Plan will be deemed effective as of February 27, 2007.

Approval of the Amended Executive Equity Incentive Plan will increase the shares available for issuance by 750,000 shares. This will allow us to continue to grant awards so that we can continue to attract and retain employees, consultants and independent contractors.

As of February 28, 2007: (1) 288,875 stock options were outstanding under the Executive Equity Incentive Plan, (2) 221,121 shares of restricted stock had been awarded and not forfeited under the Executive Equity Incentive Plan, and (3) 162,751 of the 675,000 shares initially reserved remain available for issuance under the Executive Equity Incentive Plan.

The Board of Directors unanimously recommends a vote “FOR” the approval of this proposal.

The following is a summary of the Amended Executive Equity Incentive Plan. It is qualified in its entirety by reference to, the full text of the Amended Executive Equity Incentive Plan, which is set forth in Attachment A to this Proxy Statement.

Summary of the Amended Executive Equity Incentive Plan

The Amended Executive Equity Incentive Plan authorizes the granting of incentive awards of up to 1,425,000 shares of common stock. Incentive awards may be in the form of stock options, SARs, restricted stock, restricted stock units, performance shares, performance units, covered employee annual incentive awards, and other stock-based awards. Unless terminated earlier, the Amended Executive Equity Incentive Plan will expire ten years after the date it was initially approved by the Board of Directors on March 15, 2005. Employees, independent contractors, and consultants of the Company, its affiliates, and its subsidiaries are eligible to receive incentive awards.

Administration

The Management Organization and Compensation Committee of the Board of Directors (the “Compensation Committee”) administers the Amended Executive Equity Incentive Plan. The Compensation Committee has the authority to determine the individuals to whom awards will be granted, the nature, amounts and terms of such awards, and the objectives and conditions for earning such awards. The Compensation Committee may delegate its authority under the Amended Executive Equity Incentive Plan to one or more persons, and the Compensation Committee or any persons to whom it has delegated its authority may employ individuals to render advice regarding the responsibility of the Compensation Committee or the agent to whom it has delegated its authority under the Amended Executive Equity Incentive Plan. To the extent not otherwise provided for under the Company’s Certificate of Incorporation and By-laws, members of the Compensation Committee and those members of the Board or officers of the Company, if any, to whom the Compensation Committee has delegated its authority, are entitled to be indemnified by the Company with respect to claims relating to their actions in the administration of the Amended Executive Equity Incentive Plan, except in the case of willful misconduct or as provided by Delaware law.

Types of Awards

Awards under the Amended Executive Equity Incentive Plan may include stock options, SARs, restricted stock, restricted stock units, performance shares, performance units, covered employee annual incentive awards, and other stock-based awards.

Stock Options. The Compensation Committee may grant to a participant incentive stock options, options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, expiration, and other conditions on exercise will be determined by the Compensation Committee. Incentive stock option grants shall be made only to employees of the Company or its subsidiaries, in accordance with Section 422 of the Internal Revenue Code.

The Compensation Committee in its discretion will determine the exercise price for stock options, provided that the exercise price per share for each stock option shall be at least equal to 100% of the fair market value of one share of the Company’s common stock on the date when the stock option is granted.

Stock options must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant.

At the Compensation Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in (i) cash, (ii) shares of common stock held by the participant for at least six months (or such other period as the Compensation Committee may permit) with an aggregate fair market value equal to the option price, (iii) a combination of cash and shares of common stock, or (iv) any other form of consideration acceptable to the Compensation Committee (including one or more forms of “cashless” exercise).

Stock Appreciation Rights. The Compensation Committee may grant SARs in tandem with stock options, independent of stock options, or a combination of these forms. The terms and conditions of SARs, including the quantity, expiration, and conditions on exercise, will be determined by the Compensation Committee. An employee of a subsidiary of the Company who is subject to Section 409A of the Code may be granted SARs only to the extent that the subsidiary is part of the Company’s consolidated group for federal tax purposes. A SAR entitles the participant to receive, upon its exercise, a payment, in common stock, equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR grant price, multiplied by (ii) the number of shares of common stock with respect to which the SAR is exercised. The Compensation Committee may impose restrictions on the common stock received as payment by, for example, requiring the participant to hold such common stock for a specified period of time.

The grant price of each SAR granted independent of stock options is determined by the Compensation Committee, provided that the grant price on the date of grant must be at least equal to 100% of the fair market value of the common stock on the date of grant. The grant price of each SAR granted in tandem with a stock option shall be equal to the exercise price of the related stock option.

SARs must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant.

SARs granted independent of stock options may be exercised upon the terms and conditions specified by the Compensation Committee. SARs granted in tandem with stock options may be exercised upon the surrender of the right to exercise the related stock option. If a SAR is granted in tandem with an incentive stock option, that SAR will expire at or before the time of the incentive stock option, the SAR may be exercised only if the fair market value of the shares subject to the stock option is greater than the option price of the stock option, and the payment received upon exercise may not exceed the difference between (i) the fair market value of the shares subject to the stock option at the time of exercise of the SAR, and (ii) the option price of the underlying stock option.

Restricted Stock and Restricted Stock Units. The Compensation Committee may award restricted shares and restricted stock units to participants. The terms and conditions of restricted shares and restricted stock units, including the quantity of the award, the period of restriction, and other provisions, will be determined by the Compensation Committee.

The restrictions imposed by the Compensation Committee may be related to the achievement of specific goals, periods of time, or restrictions imposed by law, stock exchange or market, or the Company. Unless the Compensation Committee determines otherwise and to the extent permitted by law, holders of restricted shares may be granted full voting rights during the period for which the shares are restricted. Holders of restricted stock units shall not have voting rights with respect to those restricted stock units.

Performance Shares and Performance Units. The Compensation Committee may award to a participant shares of common stock subject to the achievement of certain performance goals (“performance shares”). The Compensation Committee may also award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of certain performance goals (“performance units”). The terms and conditions of performance shares and performance units, including the quantity, performance period, and other provisions, will be determined by the Compensation Committee. The Compensation Committee may impose additional restrictions on performance shares and performance units.

At the time of a grant, the Compensation Committee shall establish performance goals in its discretion. The extent to which such performance goals are met will determine the value or number of performance shares or units to be paid out to a participant.

The initial value of a performance share shall be the fair market value of a share on the date of grant. The Compensation Committee shall determine the initial value of a performance unit at the time of grant. Payment of earned performance shares or performance units may be in the form of cash or shares or a combination thereof equal to the value of the performance shares or performance units earned at the close of the performance period.

Covered Employee Annual Incentive Award. The Compensation Committee shall adopt an objective formula for computing amounts payable as Covered Employee Incentive Awards to “covered employees” in accordance with Section 162(m) of the Code. The Compensation Committee may establish objective performance targets for such awards, which targets will be established by the Compensation Committee on a timely basis to ensure that the targets are considered “pre-established” for purposes of Section 162(m) of the Code. No Covered Employee Incentive Award shall be payable until the Compensation Committee has certified in writing that the specified performance goals have been met. Payment of any Covered Employee Incentive Award may be made in cash, shares, or a combination of both cash and shares and the aggregate value of any such award may not exceed $2 million for any calendar year. Notwithstanding attainment of the performance goals, the Compensation Committee shall have the discretion to reduce or eliminate an award that would be otherwise paid. The Compensation Committee may adopt written policies for implementation of Covered Employee Incentive Awards, which guidelines shall at all times reflect the intention that all such payments qualify as performance-based compensation under Section 162(m) of the Code.

Other Stock-Based Awards. The Compensation Committee may grant other stock-based awards, including performance awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Compensation Committee shall determine the amounts, terms, and conditions, including performance goals, if any, of such awards. If the Compensation Committee sets performance goals, the extent to which such performance goals are met will determine the value or number of awards to be paid to the participant.

Other Terms and Conditions

Agreements. Awards granted under the Amended Executive Equity Incentive Plan will be evidenced by agreements consistent with the Amended Executive Equity Incentive Plan. Neither the Amended Executive Equity Incentive Plan nor any agreements entered thereunder confer a right to continued employment to any participant. Each agreement shall specify the extent to which a participant shall have the right to receive awards following termination of his employment with or provision of services to the Company, its affiliates, or its subsidiaries.

Transferability of Awards. Absent action by the Compensation Committee, awards may not be transferred except by will or the laws of descent and distribution. The Compensation Committee may take action at its discretion to permit transfer of any or all Awards, provided that the transferee of the award must be the participant to whom the award has been granted, a family member of the participant to whom the award has been granted, or a charity.

Performance Goals. For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding awards may be established by the Compensation Committee, based on one or more of the following measures: (a) net earnings or net income; (b) earnings per share; (c) net sales or revenue growth; (d) net operating profit; (e) return measures; (f) cash flow; (g) earnings before or after taxes, interest, depreciation, and/or amortization; (h) gross or operating margins; (i) productivity ratios; (j) share price; (k) expense targets; (l) margins; (m) operating efficiency; (n) market share; (o) customer satisfaction; (p) working capital targets; and (q) economic value added (EVA)®.

Change in Control. Unless otherwise provided in an applicable award agreement, if a change in control occurs (as defined in the Amended Executive Equity Incentive Plan), all outstanding stock options and SARs will become fully vested and exercisable, and all then-outstanding restricted stock and restricted units shall vest in full and be free of restrictions. The treatment of all other awards shall be determined by the Compensation Committee as reflected in the applicable award agreement.

Eligibility

The Compensation Committee may grant awards to any employee of the Company, its affiliates, or its subsidiaries on the payroll records thereof or any individual classified or treated by the Company, its affiliates, or its subsidiaries as an independent contractor or consultant. The Compensation Committee shall select the individuals to whom an award shall be granted, and shall, in its sole discretion, determine the nature, amount, and terms of the award.

Annual Award Limits

Unless and until the Committee determines that an award to an employee whose compensation is subject to the deductibility limit of Section 162(m) of the Code shall not be designed to qualify as “performance-based compensation” for purposes of that section, the following limits (“Annual Award Limits”) shall apply to grants of such awards under the Amended Executive Equity Incentive Plan:

Options. The maximum aggregate number of shares of common stock subject to stock options granted in any one calendar year to any one participant shall be 200,000 plus the amount of the participant’s unused applicable Annual Award Limit for stock options as of the close of the previous calendar year.

SARs. The maximum number of shares subject to SARs granted in any one calendar year to any one participant shall be 200,000 plus the amount of the participant’s unused applicable Annual Award Limit for SARs as of the close of the previous calendar year.

Restricted Stock or Restricted Stock Units. The maximum aggregate grant with respect to awards of restricted stock or restricted stock units in any one calendar year to any one participant shall be 100,000 plus the amount of the participant’s unused applicable Annual Award Limit for restricted stock or restricted stock units as of the close of the previous calendar year.

Performance Units or Performance Shares. The maximum aggregate award of performance units or performance shares that a participant may receive in any one calendar year shall be 100,000 shares of common stock, or equal to the value of 100,000 shares determined as of the date of vesting or payout, as applicable plus the amount of the Participant’s unused applicable Annual Award Limit for Performance Units or Performance Shares as of the close of the previous Plan Year.

Covered Employee Incentive Award. The maximum aggregate amount awarded or credited in any one calendar year with respect to a cash-based incentive award shall be determined in accordance with Article 13 of the Amended Executive Equity Incentive Plan.

Other Stock-Based Awards. The maximum aggregate grant with respect to other stock-based awards in any one calendar year to any one participant shall be 100,000 plus the amount of the participant’s unused applicable Annual Award Limit for other stock-based awards as of the close of the previous calendar year.

Plan Benefits

The exact types and amounts of any future awards to be made to any eligible participants pursuant to the Amended Executive Equity Incentive Plan are not presently determinable. As a result of the discretionary nature of the Amended Executive Equity Incentive Plan, it is not possible to state who the participants in the Amended Executive Equity Incentive Plan will be in the future or the number of options or other awards to be received by a person or group.

The following table sets forth the number of awards granted under the Executive Equity Incentive Plan by type during 2006 to the listed persons and groups and the average per share exercise price of the options granted:

Name and position	Number of Options Granted	Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Granted
Michael A. Lupo	—	—	74,915
President and Chief Executive Officer
David L. Fleisher	—	—	30,000
Vice President, Chief Financial Officer and Secretary
Brian D. Robinson	—	—	—
Vice President, Chief Information Officer
Darlene K. Schroeder	—	—	10,000
Vice President, Human Resources
Jon P. Vrabely	—	—	30,000
Vice President, Chief Operating Officer
Hank J. Krey	—	—	5,000
Former Vice President, Chief Information Officer
All executive officers, as a group	—	—	154,915
All nonemployee directors, as a group	—	—	—
All employees who are not executive officers, as a group	188,750	$8.77	25,000

Shares Subject to the Amended Executive Equity Incentive Plan

Shares of common stock to be delivered or purchased under the Amended Executive Equity Incentive Plan may be either authorized and unissued common stock or treasury shares.

Shares covered by an award shall only be counted as used to the extent they are actually issued. Any shares of common stock related to awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares, shall be available again for grant under the Amended Executive Equity Incentive Plan. Moreover, if the exercise price of any stock option granted under the Amended Executive Equity Incentive Plan or the tax withholding requirements with respect to any award granted under the Amended Executive Equity Incentive Plan are satisfied by tendering shares of common stock to the Company, or if an SAR is exercised, only the number of shares issued, net of any Shares tendered will be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Amended Executive Equity Incentive Plan. Shares covered by the Company’s prior stock plans – the 1999 Stock Incentive Plan, as amended and the 2001 Stock Incentive Plan, as amended – that are terminated unexercised, forfeited or otherwise surrendered shall be available for subsequent awards under the Amended Executive Equity Incentive Plan.

Anti-Dilution Protection

In the event of unusual or nonrecurring events, including corporate events or transactions (such as a change in the shares outstanding of the company, a change in the capitalization of the company, a merger, or other like change in capital structure or distribution), the Compensation Committee shall adjust in its sole discretion the number and kind of shares that may be issued under the Amended Executive Equity Incentive Plan, the terms and conditions of outstanding awards, the Annual Award Limits, and other value determinations applicable to outstanding awards, as it deems necessary and appropriate to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Executive Equity Incentive Plan.

Amendment and Termination

The Board of Directors may at any time amend or terminate the Amended Executive Equity Incentive Plan, provided that no such action may be taken that adversely affects in any material way any award previously granted under the Amended Executive Equity Incentive Plan without the consent of the recipient. Unless the Amended Executive Equity Incentive Plan is terminated at an earlier date by the Board of Directors, no awards may be made under the Amended Executive Equity Incentive Plan after the tenth anniversary of its effective date.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the Amended Executive Equity Incentive Plan are described below. The following information is only a summary of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options. The Amended Executive Equity Incentive Plan qualifies as an incentive stock option (“ISO”) plan within the meaning of Section 422 of the Code. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the ISO. If the recipient disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the transfer of the shares to the recipient (the required statutory “holding period”), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder’s income for alternative minimum tax purposes.

Non-qualified Stock Options. The recipient of a non-qualified stock option under the Amended Executive Equity Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the non-qualified stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

Stock Appreciation Rights. A recipient who is granted stock appreciation rights under the Amended Executive Equity Incentive Plan will not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

Restricted Shares. A recipient will not be taxed at the date of an award of restricted shares under the Amended Executive Equity Incentive Plan, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such restricted shares to the recipient, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction for the year in which the recipient is taxed on the award. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the amount recognized by the recipient for income tax purposes. Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units under the Amended Executive Equity Incentive Plan, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and the Company will be entitled to a deduction in the same amount.

Performance Shares, Performance Units, and Other Stock-Based Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards and other stock-based awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

Covered Employee Incentive Awards. Normally, a participant will not recognize taxable income upon the grant of a covered employee annual incentive award. Subsequently, when payment is made with respect to the award, the cash received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

ITEM 3—RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007. KPMG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2006. A representative of KPMG LLP will be present, in person or via telephone, at the Company’s 2007 Annual Stockholders Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the year ending December 31, 2007. If the stockholders do not so ratify, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

MISCELLANEOUS

Solicitation of Proxies.

This solicitation of proxies for use at the Annual Meeting is being made by the Company, and the Company will bear all of the costs of the solicitation. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and fax by directors, officers and employees of the Company, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common stock held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

Incorporation by Reference

The Report on Executive Compensation by the Management Organization and Compensation Committee of the Company, appearing in this Proxy Statement, will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference, and the report will not otherwise be deemed filed under such Acts.

Next Annual Meeting; Stockholder Proposals

The Company’s By-Laws provide that the Annual Meeting of stockholders of the Company will be held on the fourth Monday in April in each year unless otherwise determined by the Board of Directors. Appropriate proposals of stockholders intended to be presented at the 2008 Annual Meeting must be received by the Company for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting on or before November 19, 2007. In addition, the Company’s By-Laws provide that if stockholders intend to nominate directors or present proposals at the 2008 Annual Meeting other than through inclusion of such proposals in the Company’s proxy materials for that meeting, then the Company must receive notice of such nominations or proposals no earlier than January 23, 2008 and no later than February 23, 2008. If the Company does not receive notice by that date, then such proposals may not be presented at the 2008 Annual Meeting.

Attachment A

2005 Executive Incentive Compensation Plan

Huttig Building Products, Inc.

Effective March 15, 2005, as Amended and Restated Effective February 27, 2007

Huttig Building Products, Inc.

2005 Executive Incentive Compensation Plan

Article 1. Establishment, Purpose, and Duration

1.1 Establishment. Huttig Building Products, Inc., a Delaware corporation (hereinafter referred to as the “Company”), has established an incentive compensation plan known as the Huttig Building Products, Inc. 2005 Executive Incentive Compensation Plan (hereinafter referred to as the ”Plan”), effective originally as of March 15, 2005 (the “Effective Date”). This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Incentive Awards, and Other Stock-Based Awards. The Plan, as amended and restated herein, has been approved to be effective as of February 27, 2007, subject to the approval of the restated Plan by the stockholders of the Company, and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of this Plan. The purpose of this Plan is to provide a means whereby Eligible Persons develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of this Plan is to provide a means through which the Company may attract able Eligible Persons as service providers and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Covered Employee Incentive Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Change in Control” of the Company means, and shall be deemed to have occurred upon, the first to occur of any of the following events after the Effective Date: (a) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Shares or any securities convertible into such Shares, (b) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the “beneficial owner” (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Shares calculated as provided in paragraph (d) of said Rule 13d-3, (c) the date of consummation of any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company (“Business Transaction”) in which the Company will not be the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a Business Transaction in which the holders of the Shares immediately prior to the Business Transaction would own more than 50% of the common stock of the surviving corporation immediately after the Business Transaction, (d) the date of consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (e) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company, or (f) the date upon which the individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall, for purposes of this Plan, be considered as though such person were a member of the Incumbent Board.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.10	“Company” means Huttig Building Products, Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.

2.11	“Consolidated Operating Earnings” means the consolidated earnings before income taxes of the Company, computed in accordance with generally accepted accounting principles, but shall exclude the effects of Extraordinary Items.

2.12	“Covered Employee” means any key Employee who is or may become (as determined by the Committee in its discretion) a “Covered Employee,” as defined in Section 162(m) of the Code, or any successor statute.

2.13	“Covered Employee Incentive Award” means an Award granted to a Covered Employee as described in Article 13.

2.14	“Effective Date” has the meaning set forth in Section 1.1.

2.15	“Eligible Person” means any person designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof or any individual who is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor or consultant.

2.16	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17	“Extraordinary Items” means (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting regulations or laws; or (iv) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.18	“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low, closing bid and asked, or opening and closing prices of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

2.19	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.20	“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.21	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.22	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.23	“Insider” shall mean an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.24	“Net Income” means the consolidated net income before taxes for this Plan Year, as reported in the Company’s annual report to stockholders or as otherwise reported to stockholders.

2.25	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26	“Operating Cash Flow” means cash flow from operating activities as defined in SFAS Number 95, Statement of Cash Flows.

2.27	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.28	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.30	“Participant” means any Eligible Person as set forth in Article 5 to whom an Award is granted.

2.31	“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code and the applicable treasury regulations thereunder for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.32	“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.33	“Performance Period” means the period of time during which the performance goals must be met in order to determine the amount payable to, and/or the Participant’s vested interest with respect to an Award.

2.34	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.35	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.36	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.37	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.38	“Plan” means the Huttig Building Products, Inc. 2005 Executive Incentive Compensation Plan, as it may be amended from time to time.

2.39	“Plan Year” means the calendar year.

2.40	“Prior Plans” means the Huttig Building Products, Inc. 1999 Stock Incentive Plan, as amended, and the Huttig Building Products, Inc. 2001 Stock Incentive Plan, as amended.

2.41	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.42	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, with respect to which Shares are awarded upon the satisfaction or lapse of the restrictions applicable thereto.

2.43	“Share” means a share of common stock of the Company, $.01 par value per share.

2.44	“Stock Appreciation Right” or “SAR” means an Award, designated as a SAR, pursuant to the terms of Article 7 herein.

2.45	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.46	“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

3.3 Delegation. To the extent permitted under applicable law, the Committee may delegate to one or more of its members or to one or more officers or employees of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. In the event of any delegation of authority under this Section 3.3, or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as applicable, to the delegate of the Committee or to the Board.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under this Plan on or after the Effective Date (the “Share Authorization”) shall be 1,425,000.

(b)	Of the Shares reserved for issuance under Section 4.1(a) of this Plan, all of the reserved Shares may be issued pursuant to Full Value Awards.

(c)	Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under this Plan, the maximum number of Shares that may be issued pursuant to ISOs shall be 1,425,000.

4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. Shares covered by awards granted under the Prior Plans that after the Effective Date are terminated unexercised, forfeited or otherwise surrendered shall be available for subsequent Awards under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options. The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 200,000 plus the amount of the Participant’s unused applicable Annual Award Limit for Options as of the close of the previous Plan Year.

(b)	SARs. The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be 200,000 plus the amount of the Participant’s unused applicable Annual Award Limit for SARs as of the close of the previous Plan Year.

(c)	Restricted Stock or Restricted Stock Units. The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be 100,000 plus the amount of the Participant’s unused applicable Annual Award Limit for Restricted Stock or Restricted Stock Units as of the close of the previous Plan Year.

(d)	Performance Units or Performance Shares. The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be 100,000 Shares, or equal to the value of 100,000 Shares determined as of the date of vesting or payout, as applicable plus the amount of the Participant’s unused applicable Annual Award Limit for Performance Units or Performance Shares as of the close of the previous Plan Year.

(e)	Covered Employee Incentive Award. The maximum aggregate amount awarded or credited in any one Plan Year with respect to a Covered Employee Incentive Award shall be determined in accordance with Article 13.

(f)	Other Stock-Based Awards. The maximum aggregate grant with respect to other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be 100,000 plus the amount of the Participant’s unused applicable Annual Award Limit for Other Stock-Based Awards as of the close of the previous Plan Year.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

Subject to the provisions of Article 20 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Eligible Persons.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all Eligible Persons, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to Eligible Persons who are employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the treasury regulations thereunder). However, an Eligible Person who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted Options to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the

Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee, in its discretion, and shall be specified in the Award Agreement; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares acquired pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. However, an Employee who is employed by an Affiliate and/or Subsidiary and is subject to Code Section 409A, may only be granted SARs to the extent the Affiliate and/or Subsidiary is part of the Company’s consolidated group for United States federal tax purposes.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6 Settlement of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

The payment upon SAR exercise shall be in Shares.

7.7 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.8 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of a SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant. Restricted Stock Units represent the right to receive Shares in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Huttig Building Products, Inc. 2005 Executive Incentive Compensation Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Huttig Building Products, Inc.

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 10. Other Stock-Based Awards

10.1 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2 Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

10.3 Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

10.4 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards

11.1 Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void.

11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, that only the Participant to which the Award had been granted, a “family member” (as defined below in Section 11.4 below) of such Participant, or a charity may be a transferee of such Award. Such a determination may be made at the time an Award is granted or at any time thereafter.

11.3 Domestic Relations Orders. Without limiting the generality of Section 11.1, and notwithstanding Section 11.2, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

11.4 Family Member. For purposes of Section 11.2, “family member” shall mean a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

Article 12. Performance Measures

12.1 Performance Measures. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article 12, the performance goals upon which the payment or vesting of an Award to a Covered Employee (other than a Covered Employee Incentive Award awarded or credited pursuant to Article 13) that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales or revenue growth;

(d)	Net operating profit (before or after taxes);

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total stockholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital targets; and

(q)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

12.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

12.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Covered Employee Incentive Award

13.1 Eligibility. The Committee may designate Covered Employees who are eligible to receive a monetary payment under this Article 13.

13.2 Performance Targets. The Committee may establish objective performance targets for one or more designated Performance Periods based on specified levels of one or more of the Performance Measures. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code. The Committee may, in its discretion, make appropriate adjustments in the Performance Measures established for a particular Performance Period to take account of the effect of any unforeseen events that occur during such period. In addition to establishing the performance targets, the Committee may establish such other terms and conditions applicable to Covered Employee Incentive Awards as it may determine in its sole discretion.

13.3 Amounts of Awards. In conjunction with the establishment of performance targets for a Performance Period, the Committee shall adopt an objective formula (on the basis of percentages of Covered Employees’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Covered Employees if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate. For any calendar year, no Covered Employee shall be granted a Covered Employee Incentive Award in respect of more than $2 million in cash; provided, however, that any Covered Employee Incentive Award earned or payable over a period of more than one calendar year shall be pro-rated over the applicable Performance Period in determining the application of the foregoing limit to such Award.

13.4 Payment of Awards. No Covered Employee Incentive Award shall be payable until the Committee has certified in writing that the specified performance targets have been attained. Covered Employee Incentive Awards will be payable to Covered Employees in cash following the end of the applicable Performance Period at such time and in such form as the Committee shall determine.

13.5 Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the Award that would be otherwise paid.

13.6 Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article 13. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

13.7 Non-Exclusive Arrangement. The adoption and operation of this Article 13 shall not preclude the Board or the Committee from approving other incentive compensation arrangements for the benefit of individuals who are Covered Employees hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

Article 14. Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, other than an Option or SAR, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. The dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 15. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 16. Rights of Participants

16.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Change of Control

17.1 Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

Upon a Change of Control, all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all then-outstanding Restricted Stock and Restricted Stock Units shall vest in full and be free of restrictions. The treatment of any other Awards shall be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

Article 18. Amendment, Modification, Suspension, and Termination

18.1 Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.4, (i) neither the Option Price of an Option nor the Grant Price of an SAR may be lowered, (ii) a new Award may not be granted in exchange for the cancellation of an outstanding Award, and (iii) no Option or SAR for which the Option Price or Grant Price, as applicable, is less than the Fair Market Value of the Shares underlying the Option or SAR, may be cancelled in exchange for a cash payment. In addition, no amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Exchange Act, the Code and, if applicable, the New York Stock Exchange Listed Company Manual.

18.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall make equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

18.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 19. Withholding

19.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 20. Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. General Provisions

21.1 Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

21.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Covered Employee Incentive Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

21.14 No Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) shall be permitted under this Plan. However, the Committee may permit deferrals of compensation pursuant to a separate plan or a subplan which meets the requirements of Code Section 409A and the regulations thereunder. Additionally, to the extent any Award is subject to Code Section 409A, notwithstanding any provision herein to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Award, except as permitted by Code Section 409A, the regulations thereunder, and/or the Secretary of the United States Treasury.

21.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

21.19 Merger or Acquisition. In the event that the Company is a party to a merger, reorganization, consolidation, share exchange, transfer of assets, or other transaction having a similar effect involving the Company, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

c/o National City Bank Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509	VOTE BY TELEPHONE
Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh PA 15253.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Return your proxy
touch-tone telephone:	cast your vote:	in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 6:00 a.m. Eastern Daylight Time on April 23, 2007 to be counted in the final tabulation.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

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Proxy card must be signed and dated below.
¯ Please fold and detach card at perforation before mailing. ¯

HUTTIG BUILDING PRODUCTS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint and constitute Jon P. Vrabely and David L. Fleisher, and each of them, true and lawful agents and proxies of the undersigned, with power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendation, all shares of Huttig Building Products, Inc. held of record by the undersigned at the close of business on February 23, 2007 at the Annual Meeting of Stockholders of Huttig Building Products, Inc. to be held at the Westin Stamford Hotel, One First Stamford Place, Stamford, Connecticut, on Monday, April 23, 2007 at 2:00 p.m., local time, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

Dated: , 2007

Signature

Signature if held jointly
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side. ¯ Please fold and detach card at perforation before mailing. ¯

HUTTIG BUILDING PRODUCTS, INC.	PROXY

You are encouraged to specify your choices by marking the appropriate boxes (SEE BELOW), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or the Internet as instructed on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each nominee for election as a director and FOR proposals 2 and 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3.

1.	Election of directors

Nominees: (1) E. Thayer Bigelow (2) Richard S. Forté (3) Donald L. Glass (4) Jon P. Vrabely

☐	FOR all nominees listed above	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all nominees listed above

INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee’s name on the line below:

_____________________________________________________________________________________________

2.	Approval of amendment and restatement of 2005 Executive Equity Incentive Plan to increase the number of shares of common stock reserved for issuance by 750,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Ratification of appointment of KPMG LLP as independent registered public accounting firm for 2007.

☐	FOR	☐	AGAINST	☐	ABSTAIN

(CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE)